Exhibit B

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT, dated as of November 14, 2018 (this “Agreement”), among Dell Technologies Inc., a Delaware corporation (the “Company”) and Dodge & Cox (the “Stockholder”). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement (as defined below).

WHEREAS, on July 1, 2018, the Company and Teton Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (as it may be amended from time to time, including pursuant to Amendment No. 1 (as defined below), the “Merger Agreement”), pursuant to which (among other things and subject to the terms and conditions set forth therein) (i) Merger Sub will merge with and into the Company (the “Merger”) and (ii) all outstanding shares of Class V Common Stock of the Company shall be canceled and converted into the right to receive, subject to the terms and conditions of the Merger Agreement, shares of Class C Common Stock of the Company or, at the election of the holder, cash consideration (subject to proration as described in the Merger Agreement);

WHEREAS, on July 1, 2018, in connection with the execution of the Merger Agreement, the Company entered into a Voting and Support Agreement with Michael S. Dell, the Susan Lieberman Dell Separate Property Trust, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC, Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P. and SLP Denali Co-Invest, L.P. (together, the “MSD and SLP Stockholders”), pursuant to which (among other things and subject to the terms and conditions set forth therein), the MSD and SLP Stockholders have agreed to vote the shares of the Company’s capital stock over which they have voting power in favor of the adoption of the Merger Agreement and an amended and restated certificate of incorporation of the Company substantially in the form attached as Exhibit A to the Merger Agreement (as amended by Amendment No. 1, the “Amended and Restated Charter”), approval of the Merger and the transactions contemplated by the Merger Agreement and against any action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or other transactions contemplated by the Merger Agreement in any material respect;

WHEREAS, concurrently herewith, the Company and Merger Sub are entering into an Amendment No. 1 to the Agreement and Plan of Merger (“Amendment No. 1”), in the form of Exhibit A hereto, which amends the Merger Agreement in order to, among other things, (i) increase the amount of the Aggregate Cash Consideration from $9,000,000,000 to $14,000,000,000, (ii) increase the amount of the Cash Consideration to $120.00, without interest, (iii) amend the Exchange Ratio in the manner set forth in Amendment No. 1, (iv) amend the Election Deadline in the manner set forth in Amendment No. 1, (v) contemplate the debt financing to be obtained to fund such increase in the Aggregate Cash Consideration and Cash Consideration, (vi) include the agreement of the Company to appoint a fourth independent director to the Board of Directors of the Company (the “Company Board”) no later than June 30, 2019 and to establish a Nominating and Corporate Governance Committee of the Company Board, (vii) amend and restate the form of the Amended and Restated Charter and (viii) include a form of amended and restated bylaws to be adopted by the Company to be effective at the Effective Time;

WHEREAS, the Company currently has fixed October 18, 2018 as the record date for the Stockholders Meeting (the “Record Date”) and December 11, 2018 as the date for the Stockholders Meeting; and

WHEREAS, as of the Record Date and as of the date hereof, the Stockholder is the beneficial owner of the number of shares of capital stock of the Company set forth opposite the Stockholder’s name on Exhibit B hereto (together with such additional shares of capital stock of the Company that become beneficially owned (within the meaning of Rule 13d–3 promulgated under the Exchange Act) by the Stockholder, whether upon the exercise of options, conversion of convertible securities or otherwise, after the date hereof and prior to the earlier of the Closing or the termination of this Agreement, the “Covered Shares”; provided, that if the Company publicly announces one or more changes in the Record Date at any time from and after the date of this Agreement, then notwithstanding anything herein to the contrary and solely for purposes of Sections 1 and 2, “Covered Shares” shall mean (i) all shares of capital stock of the Company beneficially held by the Stockholder on the later of (x) the date of the applicable public announcement of a changed Record Date and (y) the applicable new publicly announced Record Date, and (ii) such additional shares of capital stock of the Company that become beneficially owned (within the meaning of Rule 13d–3 promulgated under the Exchange Act) by the Stockholder, whether upon the exercise of options, conversion of convertible securities or otherwise, after the date of such applicable public announcement or applicable new publicly announced Record Date, as applicable, and prior to the earlier of the Closing or the termination of this Agreement).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Stockholder hereby agree as follows:

1. Agreement to Vote. The Stockholder agrees that, with respect to each Covered Share that it is entitled to vote, it shall, and shall cause any other holder of record of any such Covered Shares to, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or in any other circumstances upon which a vote, consent or other approval of the Stockholder is sought (i) when a meeting concerning the Transactions (as defined below) is held, appear at such meeting or otherwise cause all such Covered Shares to be counted as present thereat for the purpose of establishing a quorum; (ii) vote (or cause to be voted, including by proxy or by delivering a written consent) all such Covered Shares in favor of (x) the Merger and the adoption of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement, including, without limitation, the adoption of the Amended and Restated Charter (collectively, the “Transactions”), and (y) the approval of any proposal to adjourn or postpone such meeting to a later date, if there are not sufficient votes for the adoption of the Merger Agreement and/or the adoption of the Amended and Restated Charter on the date on which such meeting is held; and (iii) vote (or cause to be voted) all such Covered Shares against any other proposal, action or agreement that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions in any material respect. Except as set forth in this Section 1, the Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company. In addition, nothing in this Agreement shall limit the right of the Stockholder to vote any such Covered Shares in connection with the election of directors.

2. No Transfer of Voting Rights. Except in accordance with the terms of this Agreement, the Stockholder hereby covenants and agrees that during the period from the date of this Agreement through the earlier of (a) date on which the Merger is consummated and (b) the date on which the Merger Agreement is terminated in accordance with its terms without the Merger having occurred, the Stockholder will not (i) deposit any of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Covered Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (ii) knowingly take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement or (iii) encourage or solicit any holder of Common Stock to vote in opposition to the Transactions. Provided that if the Stockholder is not in breach of the terms of this Agreement, nothing in this Agreement shall be construed to restrict the Stockholder from trading in the Covered Shares or otherwise.

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3. Public Announcement; Material Nonpublic Information.

(a) Public Announcement. The Company intends to publicly announce this Agreement as soon as practicable on or after the date hereof by means of a press release, which may include a quote in the form of Exhibit C hereto (such quote or any other quote that may be agreed to with the Stockholder, the “Stockholder Quote”) attributed to the Stockholder reflecting its agreement to vote in favor of the Transactions. Neither the Company nor the Stockholder shall make any public announcement or statement that contradicts or disagrees with the terms of this Agreement, including the fact that the Stockholder is supporting the Transactions, or the statements made in the Stockholder Quote, except as required by applicable Law or the rules and regulations of the NYSE or with the prior written consent of the other parties. The Stockholder consents to and authorizes the publication and disclosure by the Company of the Stockholder’s identity and holdings of the Covered Shares, the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement and any communications in connection therewith) and any other information that the Company reasonably determines is required to be disclosed by applicable Law in any press release, legal proceeding or any other disclosure document in connection with the Transactions (including all documents filed or furnished with the Securities and Exchange Commission).

(b) Material Nonpublic Information. The Company acknowledges that the Stockholder has no duty of confidentiality to the Company and the Company agrees it shall not disclose any material nonpublic information concerning the Company or its Subsidiaries to the Stockholder without complying with the disclosure requirements of the SEC’s Regulation FD.

4. Termination. This Agreement shall terminate upon the earliest of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) any amendment to the Merger Agreement which (i) reduces the Cash Consideration, the Share Consideration or the Aggregate Cash Consideration or (ii) otherwise adversely economically affects, or adversely affects the governance rights of, the holders of Class V Common Stock in any material respect, (d) receipt by the Company of the Stockholder Approvals and (e) February 1, 2019, (f) the mutual written consent of the parties hereto (after receipt of the approval of the Special Committee), (g) a Change of Recommendation and (h) any material breach of this Agreement by the Company; provided that nothing herein shall relieve any party hereto from liability for any breach of this Agreement prior to any such termination.

5. Representations and Warranties.

(a) Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder as follows:

(i) Valid Existence. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

(ii) Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Stockholder, constitutes a legal, valid

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and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(iii) No Additional Consideration. No holder of Class V Common Stock is receiving or is entitled to receive any consideration from the Company or any of its Affiliates in connection with the Transactions other than the Merger Consideration.

(b) Representations and Warranties of the Stockholder. The Stockholder on its own behalf, severally and not jointly, hereby represents and warrants as follows:

(i) Existence, Power; Binding Agreement. The Stockholder is validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against each of the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(ii) No Conflicts. Except for filings required under, and compliance with other applicable requirements of, the Exchange Act and the rules and regulations of the NYSE, (A) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of the Stockholder for the execution and delivery of this Agreement by the Stockholder and the consummation by any of the Stockholder of the transactions contemplated hereby and (B) neither the execution and delivery of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (1) in the case of the Stockholder, conflict with or violate any provision of its certificate of formation or operating agreement (or similar organizational documents), (2) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Liens that would not adversely affect the ability of the Stockholder to perform fully its obligations hereunder with respect to the applicable Covered Shares) on any property or asset of the Stockholder pursuant to any Contract to which the Stockholder is a party or by which the Stockholder or any property or asset of the Stockholder is bound or affected, or (3) violate any Law, judgment, order or decree applicable to the Stockholder or any of its properties or assets, except in the case of (2) or (3) for violations, breaches or defaults that would not in the aggregate materially impair the ability of the Stockholder to perform its obligations hereunder.

(iii) No Inconsistent Agreements. The Stockholder (A) has not entered into any voting agreement or voting trust with respect to the Covered Shares, (B) has not granted a proxy or power of attorney with respect to the Covered Shares that is inconsistent with its obligations pursuant to this Agreement and (C) has not entered into any agreement or undertaking that is otherwise inconsistent with its obligations pursuant to this Agreement.

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(iv) Covered Shares. As of the Record Date and the date hereof, the Stockholder was and is the beneficial owner of, and had and has good and valid title to, all of its Covered Shares. As of the Record Date and the date hereof, the Stockholder had and has full voting power, full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of its Covered Shares.

(v) No Arrangements. (i) Neither the Stockholder, nor any of its Affiliates, is a party to any Contract or other arrangement or understanding (whether or not binding), with the Company or any stockholder, director, officer or other Affiliate (or their respective officers and directors) of the Company or any of its Subsidiaries relating to or otherwise in contemplation of the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement or this Agreement, except as expressly set forth in or contemplated by the Merger Agreement or this Agreement, and (ii) the Stockholder is not an Affiliate of the Company or any of its Affiliates.

6. Record Date. The Company hereby agrees to provide the Stockholder with written notice of any change to the Record Date on the same day that the Company notifies the NYSE that the Company Board has fixed a different record date for the Stockholders Meeting.

7. Additional Agreements. During the period from the date of this Agreement through the earlier of (a) the Closing Date and (b) the termination of this Agreement in accordance with its terms, the Company shall not enter into any additional, or modify (including by amendment, waiver or termination), any existing, agreements concerning the matters set forth herein with any existing or future stockholder of the Company that shall have the effect of establishing rights or otherwise benefiting such stockholder with respect to the matters set forth herein in a manner more favorable in any material respect than the rights and benefits established in favor of the Stockholder under this Agreement, unless, in any such case, the Company has agreed to amend this Agreement to provide the Stockholder with such rights and benefits.

8. Amendment. This Agreement may not be amended except with the Special Committee’s prior written consent and by an instrument in writing signed by each of the parties hereto.

9. Non-Survival of Representations and Warranties. The respective representations and warranties of the Stockholder and the Company contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

10. Notices. Each party hereto agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement shall be properly served or delivered if delivered to the addresses of the parties, (i) in the case of the Company, as set forth in the Merger Agreement and (ii) in the case of the Stockholder, on its signature page to this Agreement or such other address as may be designated by the Stockholder in writing to the Company, and, in each of the foregoing clauses (i) and (ii), in the manner contemplated by the Merger Agreement.

11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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12. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise by any party hereto without the prior written consent of the other parties hereto; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

13. Rules of Construction. The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rules of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document.

14. Governing Law; Consent to Jurisdiction. (a) This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by, and construed, interpreted and enforced in accordance with, the Laws of the State of Delaware, without regard to conflict of laws principles.

(b) Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be heard and determined exclusively in the Court of Chancery of the State of Delaware or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal courts of the United States of America located in the State of Delaware. Each party hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or federal courts of the United States of America located in the State of Delaware in respect of any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and (ii) waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of action, suit or proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts.

(c) To the fullest extent permitted by law, each party hereto agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 10.

(d) The consents to jurisdiction set forth in this Section 14 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 14 and shall not be deemed to confer rights on any person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

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15. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

16. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof and injunctive and other equitable relief, in addition to any other remedy at law or equity, without posting any bond or other undertaking.

17. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

18. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterpart, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company and each of the Stockholders have executed or caused to be executed this Agreement as of the date first written above.

COMPANY:

DELL TECHNOLOGIES INC.

By:	/s/ Janet M. Bawcom
Name:	Janet M. Bawcom
Title:	Senior Vice President & Assistant Secretary

[Voting and Support Agreement Signature Page]

STOCKHOLDERS:

DODGE & COX

By:	/s/ Charles F. Pohl
Name: Charles F. Pohl
Title: Chairman

Dodge & Cox 555 California St., 40th Floor San Francisco, CA 94104

Attention: Roberta Kameda and Paritosh Somani
Roberta.kameda@dodgeandcox.com
Paritosh.somani@dodgeandcox.com

[Voting and Support Agreement Signature Page]

Exhibit A

Form of Amendment No. 1

Execution Version

AMENDMENT NO. 1 TO THE

AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER, dated as of November 14, 2018 (this “Amendment”), is entered into by and between Dell Technologies Inc., a Delaware corporation (the “Company”), and Teton Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub”). Capitalized terms used but not defined elsewhere in this Amendment shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of July 1, 2018, by and between the Company and Merger Sub (the “Merger Agreement”). Capitalized terms defined in this Amendment shall have the meanings ascribed to them herein for purposes of this Amendment and the Merger Agreement.

RECITALS

WHEREAS, the parties desire to amend the Merger Agreement so as to, among other things, (i) increase the amount of the Aggregate Cash Consideration from $9,000,000,000 to $14,000,000,000, (ii) increase the amount of the Cash Consideration to $120.00, without interest, (iii) amend the Exchange Ratio, (iv) amend the Election Deadline, (v) contemplate the debt financing to be obtained to fund such increase in the Aggregate Cash Consideration and Cash Consideration, (vi) include the agreement of the Company to appoint a fourth independent director to the Board of Directors of the Company (the “Company Board”) no later than June 30, 2019 and to establish a Nominating and Corporate Governance Committee of the Company Board, (vii) amend and restate the form of the Amended and Restated Charter and (viii) include a form of amended and restated bylaws to be adopted by the Company to be effective at the Effective Time;

WHEREAS, the Special Committee has, by the unanimous vote of all of its members, (i) determined that it is in the best interests of holders of shares of Class V Common Stock for the Company to enter into this Amendment and has declared this Amendment and the transactions (including the Amended and Restated Charter) contemplated by the Merger Agreement as amended by this Amendment, advisable, (ii) recommended that the Company Board approve this Amendment and approve the execution, delivery and performance of this Amendment by the Company and the consummation of the transactions (including the Amended and Restated Charter) contemplated by the Merger Agreement as amended by this Amendment and (iii) resolved to recommend the adoption of the Merger Agreement as amended by this Amendment (including the Amended and Restated Charter) by the holders of the Class V Common Stock;

WHEREAS, the Company Board has, by the unanimous vote of all of the directors, (i) determined that it is in the best interests of the Company and its stockholders for the Company to enter into this Amendment and has declared this Amendment and the transactions (including the Amended and Restated Charter) contemplated by the Merger Agreement as amended by this Amendment, advisable, (ii) adopted this Amendment and approved the execution, delivery and performance of this Amendment by the Company and the consummation of the Merger and the other transactions (including the Amended and Restated Charter) contemplated by the Merger Agreement as amended by this Amendment and (iii) resolved to recommend the adoption of the Merger Agreement as amended by this Amendment (including the Amended and Restated Charter), by the stockholders of the Company;

WHEREAS, in connection with the transactions contemplated by the Merger Agreement as amended by this Amendment, the Vail Special Committee has, by the unanimous vote of all of its members, determined that it is in the best interests of Vail and its stockholders, and declared it advisable, (i) for Vail to waive, by way of a written waiver (the “Vail Waiver”) to be delivered pursuant to the terms of the letter agreement, dated July 1, 2018, by and between the Company and Vail (the “Vail Letter Agreement”), the provisions of the Vail Letter Agreement that would otherwise restrict the Company’s execution, delivery and performance of this Amendment, (ii) for the Vail Special Committee to approve in writing, pursuant to the terms of the Vail Letter Agreement, the execution, delivery and performance of the Vail Waiver by Vail, and (iii) for Vail to reaffirm its declaration of the Special Dividend in light of this Amendment and, subject to the satisfaction of the Special Dividend Payment Condition, pay the Special Dividend to the Vail Common Stockholders on the Dividend Payment Date (as defined below);

WHEREAS, in light of the fact that the Stockholders Meeting has been set for December 11, 2018, the Vail Board has determined that a new record date for the Special Dividend should be established in order to ensure Vail’s compliance with the NYSE’s notification requirements;

WHEREAS, the Vail Board has, by the unanimous vote of all of the directors, as recommended by the Vail Special Committee, (i) determined that it is in the best interests of Vail and its stockholders, and declared it advisable, for Vail to approve the Vail Waiver, and (ii) reaffirmed in light of this Amendment its declaration of the Special Dividend with (A) a record date (established by the Dividend Committee of the Vail Board) of (I) the Business Day following the Election Deadline (or if such Business Day is December 24th or December 31st, the next succeeding day that is a Business Day), provided such day is at least eight calendar days following the later of (x) the date on which the Company issues a public announcement that the Stockholder Approvals have been obtained and (y) the date on which the shares of Class C Common Stock have been approved for listing on the NYSE, subject to official notice of issuance and compliance by the Company with all applicable listing standards of the NYSE on the date on which such shares begin trading on the NYSE, or (II) any other date which the Dividend Committee of the Vail Board may establish as the record date for the Special Dividend with the approval of the Company (provided, that the Dividend Committee may establish such other date only if it acts to establish such other date prior to the date that, absent such action, would be established in accordance with clause (ii)(A)(I)) (the date established pursuant to this clause (ii)(A), the “Dividend Record Date”) and (B) a payment date of (I) the next Business Day following the Dividend Record Date (provided, that if payment to the Company Subsidiaries holding of record Vail Common Stock cannot occur prior to 3:30 pm Eastern Time, the Special Dividend will be paid on the next Business Day) or (II) any other date which the Dividend Committee of the Vail Board may establish as the payment date for the Special Dividend with the approval of the Company (provided, that the Dividend Committee may establish such other date only if it acts prior to the date that, absent such action, would be established in accordance with clause (ii)(B)(I)) (the date established pursuant to this clause (ii)(B), the “Dividend Payment Date”), and conditioned the payment of the Special Dividend upon satisfaction of the Special Dividend Payment Condition on or before the Dividend Payment Date;

WHEREAS, the Board of Directors of Merger Sub has, by unanimous vote of all of the directors, (i) determined that it is in the best interests of Merger Sub and its stockholder for Merger Sub to enter into this Amendment and declared this Amendment advisable, (ii) approved this Amendment and approved the execution, delivery and performance of this Amendment by Merger Sub and the consummation of the Merger and the other transactions contemplated by the Merger Agreement as amended by this Amendment and (iii) resolved to recommend the adoption of the Merger Agreement as amended by this Amendment by the stockholder of Merger Sub; and

WHEREAS, the parties have agreed to amend the Merger Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Merger Sub agree as follows:

1. Amendment of Exhibit A. Exhibit A of the Merger Agreement is hereby amended and restated in its entirety to read in the form as set forth in Exhibit A hereto.

2. Amendment of Section 1.05(a)(ii). Section 1.05(a)(ii) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

(ii) At the Effective Time, the Amended and Restated Bylaws of the Company (the “Existing Bylaws”) shall be amended and restated so as to read in their entirety as set forth in Exhibit B hereto and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

3. Amendment of Section 2.01(a)(i)(D). The first sentence of Section 2.01(a)(i)(D) of the Merger Agreement is hereby replaced in its entirety with the following:

(D) Each share of Class V Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive the following: (i) in the case of a share of Class V Common Stock with respect to which an election to receive shares of Class C Common Stock (such election, a “Share Election”) has been properly made and not revoked or lost pursuant to Section 2.04 (each, a “Share Electing Share”), a number of validly issued, fully paid and nonassessable shares of Class C Common Stock equal to the Exchange Ratio (the “Share Consideration”) and (ii) in the case of a share of Class V Common Stock with respect to which an election to receive cash (a “Cash Election”) has been properly made and not revoked or lost pursuant to Section 2.04 (each, a “Cash Electing Share”), $120.00 in cash, without interest (the “Cash Consideration”), in each case subject to Section 2.01(b).

4. Amendment of Section 2.01(b). The reference to “$9,000,000,000” in Section 2.01(b) of the Merger Agreement is hereby amended to be “$14,000,000,000.”

5. Amendment of Section 3.01(f). Section 3.01(f) of the Merger Agreement is hereby retitled “Special Dividend and Debt Financing” and the last sentence of Section 3.01(f) of the Merger Agreement is hereby replaced in its entirety with the following:

“Each Borrower and each of the Company Subsidiaries that is a direct or indirect equityholder of each Borrower has all requisite corporate or similar power and authority to declare and distribute or otherwise pay an additional amount equal to the gross proceeds of the Debt Financing to its parent entity as a dividend or distribution and, at or prior to the Closing, each such Company Subsidiary shall have authorized by all necessary corporate or similar action such declaration, distribution or other payment. Subject only to material adverse changes in such Company Subsidiary’s financial condition or changes in applicable Law, following receipt of the Debt Financing and/or the Pro Rata Special Dividend Amount by such Company Subsidiary, as applicable, such Company Subsidiary will have adequate lawful funds to make such distribution or other payment of the gross proceeds of the Debt Financing and/or the Pro Rata Special Dividend Amount, as applicable, and such distribution or other payment of the gross proceeds of the Debt Financing and/or the Pro Rata Special Dividend Amount, as applicable, will not violate or result in a breach of applicable Law, the organizational documents of such Company Subsidiary, any Contract related to indebtedness of the Company or its Subsidiaries or any other Contract that is material to the Company and its Subsidiaries, taken as a whole.”

6. Amendment of Section 3.01. Section 3.01 of the Merger Agreement is hereby amended by inserting the following sub-Section after Section 3.01(i):

Section 3.01(j) Debt Financing. The Company and/or the Borrowers have received the executed Debt Commitment Letter. A true, correct and complete copy of the Debt Financing Commitment has been delivered to the Special Committee on November 14, 2018, and there have been no amendments or modifications to the Debt Commitment Letter since November 14, 2018. The Debt Financing Commitment (i) has been duly executed by each Borrower and, to the Knowledge of the Company, each of the other parties thereto, (ii) is in full force and effect and (iii) constitutes a valid and binding obligation of each Borrower and, to the Knowledge of the Company, the other parties thereto, enforceable against each Borrower and, to the Knowledge of the Company, each of the other parties thereto in accordance with its terms and conditions, subject to the Bankruptcy and Equity Exception. The Debt Financing Commitment contains all of the conditions precedent to the obligations of the parties thereunder to make the Debt Financing available to the Borrowers on the terms therein. As of November 14, 2018, other than customary fee letters, there are no side letters or other agreements, Contracts or arrangements related to the Debt Financing, other than as expressly set forth in the Debt Financing Commitment. Assuming the satisfaction of the conditions set forth in Article V, no event, fact or circumstance has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default or breach on the part of the Company and/or the Borrowers under the Debt Financing Commitment. The Company has paid (or caused to be paid) in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Debt Financing Commitment on or before November 14, 2018. As of November 14, 2018, assuming the satisfaction of the conditions set forth in Article V, the Company has no reason to believe that it and/or the Borrowers will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it and/or them contained in the Debt Financing Commitment or that the Debt Financing will not be made available to the Borrowers on or prior to the Closing Date.

7. Amendment of Article IV. Article IV of the Merger Agreement is hereby amended by inserting the following Sections after Section 4.08:

Section 4.09 Debt Financing.

(a) The Company shall use its reasonable best efforts to obtain, or cause to be obtained, $5,000,000,000 of Debt Financing on the terms and conditions set forth in the Debt Financing Commitment as promptly as reasonably practicable and shall not, without the Special Committee’s prior written consent, permit any amendment or modification to be made to, or any waiver of any provision under, the Debt Financing Commitment, if such amendment, modification or waiver (i) reduces (or could have the effect of reducing) the aggregate amount of the Debt Financing (including by increasing the amount of fees to be paid or original issue discount in respect of the Debt Financing) or (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Debt Financing, or otherwise expands, amends or modifies any other provision of the Debt Financing Commitment, in a manner that would reasonably be expected to (x) materially delay or prevent or make less likely the funding of the Debt Financing (or satisfaction of the conditions to the Debt Financing) on the Closing Date or (y) adversely impact the ability of the Company and/or the Borrowers to enforce their respective rights against other parties to the Debt Financing Commitment or the definitive agreements with respect thereto, in each case, relating to the funding thereunder. For the avoidance of doubt, it is understood and agreed that the Company, without the consent of the Special Committee, may amend the Debt Financing in any manner the Company Board determines is in the best interests of the Company (including to add lenders, arrangers, bookrunners, agents, managers or similar entities that have not executed the Debt Financing Commitment and amend the economic and other arrangements with respect to the existing and additional lenders, arrangers, bookrunners, agents, managers or similar entities) so long as such amendment would not reasonably be expected to (x) materially delay or prevent or make less likely the funding of the Debt Financing (or satisfaction of the conditions to the Debt Financing) on or prior to the Closing Date, (y) adversely impact the ability of the Company and/or the Borrowers to enforce their respective rights against other parties to the Debt Financing Commitment or the definitive agreements with respect thereto, in each case, relating to the funding thereunder or (z) result in the net proceeds of the Debt Financing being made available to the Borrowers or any of their Affiliates, as applicable, in an amount which is not sufficient to satisfy the condition set forth in Section 5.01(e)(iii).

(b) The Company shall use its reasonable best efforts (i) to maintain in effect the Debt Financing Commitment until the transactions contemplated by this Agreement are consummated or, if earlier, the Company has received net proceeds of the Debt Financing (including any Alternative Financing) in an amount which is sufficient to satisfy the condition set forth in Section 5.01(e)(iii), (ii) to negotiate and enter into definitive agreements with respect to the Debt Financing on the terms and conditions contained in the Debt Financing Commitment (on terms and conditions that, taken as a whole, are no less favorable to the Company than the terms and conditions contained in the Debt Financing Commitment), (iii) to satisfy (or obtain a waiver of) on a timely basis or cause the satisfaction (or waiver) on a timely basis of all conditions to funding in the Debt Financing Commitment and such definitive agreements with respect thereto applicable to the Company and/or the Borrowers that are to be satisfied by the Company and/or the Borrowers and consummate the Debt Financing and (iv) to comply with all of its obligations under the Debt Financing Commitment. Prior to the Closing, the Company shall give the Special Committee prompt notice (x) of any breach or default (or any event that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any default or breach) by any party to the Debt Financing Commitment or definitive agreements related to the Debt Financing of which the Company becomes aware, if such breach or default would reasonably be expected to affect the timely availability of, or the amount of, the Debt Financing, (y) of the receipt of any written notice or other written communication from any financing source with respect to any (1) actual or alleged breach, default, termination or repudiation by any party to the Debt Commitment Letter or definitive agreements related to the Debt Financing or (2) material dispute or disagreement between or among any parties to the Debt Financing Commitment or definitive agreements related to the Debt Financing, in each case, that would reasonably be expected to affect the timely availability of, or the amount of, the Debt Financing, and (z) if at any time for any reason the Company believes in good faith that it will not be able to obtain all or any portion of the Debt Financing on the terms and conditions, in the manner or from the sources contemplated by the Debt Financing Commitment or definitive agreements related to the Debt Financing. If the Company so elects in its sole discretion (but subject to the requirements set forth in the definition of “Alternative Financing”) or otherwise upon the occurrence of any circumstance referred to in clauses (x), (y) or (z) of the preceding sentence, or if any portion of the Debt Financing otherwise becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitment or the Company becomes aware of any event or circumstance that would reasonably be expected to make any portion of the Debt Financing becoming unavailable on the terms and conditions contemplated in the Debt Financing Commitment, the Company shall use its reasonable best efforts to arrange and obtain in replacement thereof Alternative Financing as promptly as reasonably practicable following the occurrence of such event. The Company shall deliver to the Special Committee true, correct and complete copies of the new financing commitment letter and related fee letter pursuant to which any such alternative source shall have committed to provide any portion of the Alternative Financing.

(c) In the event the Company obtains Alternative Financing, references to the “Debt Commitment Letter,” the “Debt Financing Commitment” and the “Debt Financing” (and other like terms in this Agreement (including, for the avoidance of doubt, in this Section 4.09 and in Section 5.01(e)(iii)) shall be deemed to refer to such Alternative Financing as so amended, replaced, supplemented, modified or waived.

Section 4.10 Independent Director. The Company shall appoint a fourth independent director who meets the independence requirements of the NYSE to the Company Board. Such director shall be appointed no later than June 30, 2019 after consultation with holders of Class C Common Stock.

Section 4.11 Nominating and Corporate Governance Committee. No later than June 30, 2019, the Company shall establish a Nominating and Corporate Governance Committee of the Company Board (the “Nominating and Corporate Governance Committee”). The Nominating and Corporate Governance Committee shall at all times include one director who meets the independence requirements of the NYSE and shall initially be comprised of Michael Dell (who shall be the Chairman of the Nominating and Corporate Governance Committee), Egon Durban and one independent director who meets the independence requirements of the NYSE. The Nominating and Corporate Governance Committee shall, in addition to any other responsibilities delegated by the Company Board to the Nominating and Corporate Governance Committee, select, or recommend that the Company Board select, the Group IV Director (as defined in the Amended and Restated Charter) nominee for election or re-election to the Company Board at each annual meeting of stockholders of the Company, beginning with the second annual meeting of stockholders of the Company occurring after Closing.

8. Amendment of Section 5.01(c). Section 5.01(c) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

(c) Distribution of Special Dividend and Debt Financing. (i) As of the Dividend Payment Date, the board of directors or other applicable governance body of all of the Vail Common Stockholders or other Company Subsidiaries through which payments of the proceeds of the Special Dividend and the Debt Financing will pass in order to be received by the Company in accordance with the Company’s good faith plan for directly or indirectly transferring such proceeds to the Company (the “Company Distribution Plan”), shall, in each case, have determined that such Vail Common Stockholder or other Company Subsidiary, as applicable, meets all solvency and legal requirements (including capital adequacy, to the extent applicable) to dividend, distribute, loan or otherwise transfer the proceeds that it receives in accordance with the Company Distribution Plan, and (ii) the Special Dividend shall have been paid to the Company Subsidiaries that are Vail Common Stockholders.

9. Amendment of Section 5.01(e). Section 5.01(e) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

(e) Listing; Maximum Share Issuance; Financing.

(i) The shares of Class C Common Stock shall have been approved for listing on the NYSE, subject to official notice of issuance and compliance by the Company with all applicable listing standards of the NYSE on the date on which such shares begin trading on the NYSE.

(ii) Any transfers of Class V Common Stock following the Election Deadline but prior to the Closing shall not have resulted in the aggregate number of shares of Class C Common Stock to be issued as Share Consideration exceeding the aggregate number of shares of Class C Common Stock registered pursuant to the Form S-4.

(iii) In the event that the Cash Election Amount is (1) equal to or greater than $14,000,000,000, the Borrowers or their Affiliates shall have received or will receive, concurrently with the Closing, $5,000,000,000 of gross proceeds from the Debt Financing or any Alternative Financing or (2) greater than $9,000,000,000 but less than $14,000,000,000, the Borrowers or their Affiliates shall have received or will receive, concurrently with the Closing, an amount of gross proceeds from the Debt Financing or any Alternative Financing equal to the Cash Election Amount less $9,000,000,000. For the avoidance of doubt, if the Cash Election Amount is less than or equal to $9,000,000,000, then this Section 5.01(e)(iii) shall not apply and there shall be no condition related to the Debt Financing or any Alternative Financing.

10. Amendment of Section 7.03.

(a) The definition of “Election Deadline” in Section 7.03 is hereby amended and restated in its entirety to read as follows:

“Election Deadline” means 5:30 p.m., New York City time, on the eighth (8th) trading day following the date on which the Company issues a public announcement that the Stockholder Approvals have been obtained. The Company shall issue such public announcement as promptly as practicable after the date of the Stockholders Meeting.

(b) Section 7.03 of the Merger Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Alternative Financing” means, in the sole discretion of the Company, any alternative financing obtained by the Borrowers or any of their Affiliates if the Company Board determines that such alternative financing is in the best interests of the Company (provided, that if the terms and conditions of such alternative financing relative to the terms and conditions set forth in the Debt Commitment Letter would reasonably be expected to (i) result in a corporate credit rating downgrade of the Company, (ii) materially delay or prevent or make less likely the funding of such alternative financing (or satisfaction of the conditions to such alternative financing) on or prior to the Closing Date, (iii) adversely impact the ability of the Company and/or the Borrowers to enforce their respective rights against other parties to such alternative financing or the definitive agreements with respect thereto, in each case, relating to the funding thereunder or (iv) result in net proceeds being made available to the Borrowers or any of their Affiliates, as applicable, in an amount which is not sufficient to satisfy the condition set forth in Section 5.01(e)(iii), then, in each case, the prior written consent of the Special Committee shall be required to obtain such alternative financing).

“Borrowers” means Dell International L.L.C., a limited liability company organized under the laws of the State of Delaware and an indirect wholly-owned subsidiary of the Company, and EMC Corporation, a corporation organized under the laws of the Commonwealth of Massachusetts and an indirect wholly-owned subsidiary of the Company.

“Debt Commitment Letter” means the debt commitment letter, dated as of November 14, 2018, including all annexes, exhibits, schedules and other attachments thereto, together with any fee letters related thereto (in each case, as amended, supplemented or otherwise modified, collectively, the “Debt Financing Commitment”), pursuant to which Bank of America, N.A., Barclays Bank PLC, Citi, Credit Suisse AG, Cayman Islands Branch, Goldman Sachs Bank, USA, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Deutsche Bank AG New York Branch, Royal Bank of Canada and UBS AG, Stamford Branch have committed, subject to the terms and conditions set forth in the Debt Financing Commitment, to provide debt financing to the Borrowers in the aggregate amount of $5,000,000,000 (the “Debt Financing”). To the extent the Borrowers or any of their respective Affiliates obtains Alternative Financing in accordance with this Agreement, references to the “Debt Commitment Letter,” the “Debt Financing Commitment” and the “Debt Financing” (and other like terms in this Agreement (including, for the avoidance of doubt, in Sections 4.09 and in Section 5.01(e)(iii)) shall be deemed to refer to such Alternative Financing as so amended, replaced, supplemented, modified or waived.

“DVMT Trading Price” means the 17-day aggregate volume-weighted average price per share of Class V Common Stock on the NYSE (as reported on Bloomberg) for the period of the seventeen (17) consecutive trading days ending on the date of the Election Deadline.

“Exchange Ratio” means the Minimum Exchange Ratio; provided that if, at the Election Deadline, the Cash Election Amount is greater than zero, then the Exchange Ratio shall be equal to (a) the Minimum Exchange Ratio, plus (b) the Exchange Ratio Adjustment. The Exchange Ratio shall be calculated and rounded to the nearest four decimal places for purposes of this calculation.

“Exchange Ratio Adjustment” means (a) 0.01998 multiplied by (b) the lesser of (x) $15.45 and (y) the amount (which may be zero but, for the avoidance of doubt, not less than zero) by which the DVMT Trading Price is less than the Cash Consideration multiplied by (c) the lesser of (x) one (1) and (y) a fraction (i) the numerator of which is equal to the Cash Election Amount as of the Election Deadline (without giving effect to any transfers of Class V Shares which occur after the Election Deadline) and (ii) the denominator of which is equal to the Aggregate Cash Consideration; provided further that in no event shall the Exchange Ratio Adjustment exceed 0.3087.

“Minimum Exchange Ratio” means 1.5043.

11. Company Authority Relative to Amendment. The Company hereby represents and warrants to Merger Sub as follows: The Company has all requisite corporate power and authority to execute and deliver this Amendment and, subject to receipt of the Stockholder Approvals, to perform its obligations hereunder. The execution and delivery of this Amendment by the Company has been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Amendment. This Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Merger Sub, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

12. Merger Sub Authority Relative to Amendment. Merger Sub hereby represents and warrants to the Company as follows: Merger Sub has all requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder. The execution and delivery of this Amendment by Merger Sub has been duly authorized by all necessary corporate action on the part of Merger Sub (other than the adoption of the Merger Agreement as amended by this Amendment by the Company in its capacity as sole stockholder of Merger Sub) and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Amendment. This Amendment has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and legally binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

13. References to the Merger Agreement. After giving effect to this Amendment, each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment.

14. Construction. Except as expressly provided in this Amendment, all references in the Merger Agreement to (i) “the date hereof” or “the date of this Agreement” shall refer to July 1, 2018 and (ii) “Exhibit A” and “Exhibit B” shall refer to Exhibit A and Exhibit B, respectively, hereto.

15. General Provisions. The provisions of Article VII (General Provisions) of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

16. No Further Amendment. Except as amended hereby, the Merger Agreement shall remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

DELL TECHNOLOGIES INC.

By:
Name: Thomas W. Sweet
Title: Executive Vice President and
Chief Financial Officer

TETON MERGER SUB INC.

By:
Name: Thomas W. Sweet
Title: Executive Vice President and
Chief Financial Officer

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

Exhibit A

Form of Amended and Restated Charter

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

DELL TECHNOLOGIES INC.

ARTICLE I

The name of the Corporation is “Dell Technologies Inc.”

ARTICLE II

The address of the registered office of the corporation in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

The total authorized number of shares of capital stock of the Corporation shall be nine billion, one-hundred forty-four million, twenty-five thousand, three-hundred and eight (9,144,025,308) shares, which shall consist of (i) one million (1,000,000) shares of Preferred Stock, of the par value of $0.01 per share (the “Preferred Stock”); and (ii) nine billion, one-hundred forty-three million, twenty-five thousand, three-hundred and eight (9,143,025,308) shares of Common Stock, of the par value of $0.01 per share (the “Common Stock”).

ARTICLE V

The following is a statement fixing certain of the designations and powers, voting powers, preferences, and relative, participating, optional or other rights of the Preferred Stock and the Common Stock of the Corporation, and the qualifications, limitations or restrictions thereof, and the authority with respect thereto expressly granted to the board of directors of the Corporation (the “Board of Directors”) to fix any such provisions not fixed by this Certificate of Incorporation:

Section 5.1 Preferred Stock.

(a) Subject to obtaining any required stockholder votes or consents provided for herein or in any Preferred Stock Series Resolution (as defined below), the Board of Directors is hereby expressly vested with the authority to adopt a resolution or resolutions providing for the issue of authorized but unissued shares of Preferred Stock, which shares may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The powers, voting powers, designations, preferences, and relative, participating, optional or other rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, of such powers, preferences and/or rights (collectively the “Series Terms”), shall be such as are stated and expressed in a resolution or resolutions providing for the creation of such Series Terms (a “Preferred Stock Series Resolution”) adopted by the Board of Directors or a committee of the Board of Directors to which such responsibility is specifically and lawfully delegated, and set forth in a certificate of designation executed, acknowledged, and filed in accordance with Sections 103 and 151 of the DGCL. The powers of the Board of Directors to determine the Series Terms of a particular series (any of which powers may by resolution of the Board of Directors be specifically delegated to one or more of its committees, except as prohibited by law) shall include, but not be limited to, determination of the following:

(1) The number of shares constituting that series and the distinctive designation of that series;

(2) The dividend rate on the shares of that series, whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether that series shall have conversion privileges with respect to shares of any other class or classes of stock or of any other series of any class of stock, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon occurrence of such events as the Board of Directors shall determine;

(5) Whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including their relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(8) The conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or senior thereto, with respect to dividends or distribution of assets upon liquidation;

(9) The conditions or restrictions with respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distribution of assets upon liquidation; and

(10) Any other designations, powers, preferences, and rights, including, without limitation, any qualifications, limitations, or restrictions thereof.

(b) To the fullest extent permitted by the DGCL, any of the Series Terms, including voting rights, of any series may be made dependent upon facts ascertainable outside this Certificate of Incorporation and the Preferred Stock Series Resolution; provided, that the manner in which such facts shall operate upon such Series Terms is clearly and expressly set forth in this Certificate of Incorporation or in the Preferred Stock Series Resolution.

(c) Subject to the provisions of this Article V and to obtaining any required stockholder votes or consents provided for herein or in any Preferred Stock Series Resolution, the issuance of shares of one or more series of Preferred Stock may be authorized from time to time as shall be determined by and for such consideration as shall be fixed by the Board of Directors or a designated committee thereof, in an aggregate amount not exceeding the total number of shares constituting any such series or the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. Except in respect of series particulars fixed by the Board of Directors or its committee as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical, and all shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

Section 5.2 Common Stock.

There shall be five series of Common Stock created, having the number of shares and the voting powers, preferences, designations, rights, qualifications, limitations or restrictions set forth below:

(a) DHI Common Stock. One series of common stock of the Corporation is designated as “Class A Common Stock” consisting of six-hundred million (600,000,000) shares, par value $0.01 per share (the “Class A Common Stock”); one series of common stock of the Corporation is designated as “Class B Common Stock” consisting of two-hundred million (200,000,000) shares, par value $0.01 per share (the “Class B Common Stock”); one series of common stock of the Corporation is designated as “Class C Common Stock” consisting of seven billion, nine-hundred million (7,900,000,000) shares, par value $0.01 per share (the “Class C Common Stock”); and one series of common stock of the Corporation is designated as “Class D Common Stock” consisting of one-hundred million (100,000,000) shares, par value $0.01 per share (the “Class D Common Stock,” and together with the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, the “DHI Common Stock”).

(b) Class V Common Stock. One series of common stock of the Corporation is designated as “Class V Common Stock” consisting of three-hundred forty-three million, twenty-five thousand, three hundred and eight (343,025,308) shares, par value $0.01 per share (the “Class V Common Stock”). Each share of Class V Common Stock shall be identical in all respects and will have equal rights, powers and privileges to each other share of Class V Common Stock. From and after the time of effectiveness of this Fifth Amended and Restated Certificate of Incorporation, the Corporation shall not issue any shares of Class V Common Stock.

(c)	[Reserved].

(d)	Restrictions on Corporate Actions.

(1) From the Effective Date through the two-year anniversary of the Effective Date, the Corporation and its Subsidiaries will not purchase or otherwise acquire any shares of common stock of VMware if such acquisition would cause the common stock of VMware to no longer be publicly traded on a U.S. securities exchange or VMware to no longer be required to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, in each case unless such acquisition of VMware common stock is required in order for VMware to continue to be a member of the affiliated group of corporations filing a consolidated tax return with the Corporation for purposes of Section 1502 of the Internal Revenue Code and the regulations thereunder.

(2) For so long as any shares of Class V Common Stock remain outstanding, the Corporation shall not authorize or issue any class or series of common stock (other than (i) Class V Common Stock or (ii) common stock of the Corporation with an Inter-Group Interest in the Class V Group) intended to reflect an economic interest of the Corporation in assets comprising the Class V Group, including common stock of VMware.

(e)	Dividends. Subject to the provisions of any Preferred Stock Series Resolution:

(1)	Dividends on Class V Common Stock.

(A) Dividends on the Class V Common Stock may be declared and paid only out of the lesser of (i) the assets of the Corporation legally available therefor and (ii) the Class V Group Available Dividend Amount.

(B) If the Number of Retained Interest Shares is greater than zero on the record date for any dividend on the Class V Common Stock, then concurrently with the payment of any dividend on the outstanding shares of Class V Common Stock:

(I) if such dividend consists of cash, Publicly Traded securities (other than shares of Class V Common Stock) or other assets, the Corporation will attribute to the DHI Group (a “Retained Interest Dividend”) an aggregate amount of cash, securities or other assets, or a combination thereof, at the election of the Board of Directors (the “Retained Interest Dividend Amount”), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Retained Interest Shares as of the record date for such dividend, by (y) a fraction, the numerator of which is the Fair Value of such dividend payable to the holders of outstanding shares of Class V Common Stock, as determined in good faith by the Board of Directors, and the denominator of which is the number of shares of Class V Common Stock outstanding as of such record date; or

(II) if such dividend consists of shares of Class V Common Stock (including dividends of Convertible Securities convertible or exchangeable or exercisable for shares of Class V Common Stock), the Number of Retained Interest Shares will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Retained Interest Shares as of the record date for such dividend, by (y) the number of shares (including any fraction of a share) of Class V Common Stock issuable to a holder for each outstanding share of Class V Common Stock in such dividend.

In the case of a dividend paid pursuant to Section 5.2(m)(3)(D), in connection with a Class V Group Disposition, the Retained Interest Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of Class V Common Stock converted into Class C Common Stock in connection with such Class V Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of Class V Common Stock received in connection with such Class V Group Disposition.

A Retained Interest Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

(2)	Dividends on DHI Common Stock.

(A) Dividends on the DHI Common Stock may be declared and paid only out of the lesser of (i) the assets of the Corporation legally available therefor and (ii) the DHI Group Available Dividend Amount.

(B) Subject to the provisions of any Preferred Stock Series Resolution, if any, outstanding at any time, the holders of Class A Common Stock, the holders of Class B Common Stock, the holders of Class C Common Stock and the holders of Class D Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the DHI Common Stock out of the assets or funds of the Corporation legally available therefor; provided, however, that in the event that any such dividend is paid in the form of shares of DHI Common Stock or Convertible Securities convertible, exchangeable or exercisable for shares of DHI Common Stock, the holders of Class A Common Stock shall receive Class A Common Stock or Convertible Securities convertible, exchangeable or exercisable for shares of Class A Common Stock, as the case may be, the holders of Class B Common Stock shall receive Class B Common Stock or Convertible Securities convertible, exchangeable or exercisable for shares of Class B Common Stock, as the case may be, the holders of Class C Common Stock shall receive Class C Common Stock or Convertible Securities convertible, exchangeable or exercisable for shares of Class C Common Stock, as the case may be, and the holders of Class D Common Stock shall receive Class D Common Stock or Convertible Securities convertible, exchangeable or exercisable for shares of Class D Common Stock, as the case may be.

(C) Dividends of Class V Common Stock (or dividends of Convertible Securities convertible into or exchangeable or exercisable for shares of Class V Common Stock) may be declared and paid on the DHI Common Stock if the Number of Retained Interest Shares is greater than zero on the record date for any such dividend, but only if the sum of:

(I) the number of shares of Class V Common Stock to be so issued (or the number of such shares that would be issuable upon conversion, exchange or exercise of any Convertible Securities to be so issued); and

(II) the number of shares of Class V Common Stock that are issuable upon conversion, exchange or exercise of any Convertible Securities then outstanding that are attributed as a liability to, or an equity interest in, the DHI Group is less than or equal to the Number of Retained Interest Shares.

(3) Discrimination between DHI Common Stock and Class V Common Stock. The Board of Directors shall have the authority and discretion to declare and pay (or to refrain from declaring and paying) dividends on outstanding shares of Class V Common Stock and dividends on outstanding shares of DHI Common Stock, in equal or unequal amounts, or only on the DHI Common Stock or the Class V Common Stock, irrespective of the amounts (if any) of prior dividends declared on, or the respective liquidation rights of, the DHI Common Stock or the Class V Common Stock, or any other factor.

(f)	Liquidation and Dissolution.

(1) General. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and payment or provision for payment of any preferential amount due to the holders of any other class or series of stock as to payments upon dissolution of the Corporation (regardless of the Group to which such shares are attributed), the holders of shares of DHI Common Stock and the holders of shares of Class V Common Stock shall be entitled to receive their proportionate interests in the assets of the Corporation remaining for distribution to holders of stock (regardless of the class or series of stock to which such assets are then attributed) in proportion to the respective number of liquidation units per share of DHI Common Stock and Class V Common Stock.

Neither (i) the consolidation or merger of the Corporation with or into any other Person or Persons, (ii) a transaction or series of related transactions that results in the transfer of more than 50% of the voting power of the Corporation nor (iii) the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5.2(f).

(2) Liquidation Units. The liquidation units per share of Class V Common Stock in relation to the DHI Common Stock shall be as follows:

(A) each share of DHI Common Stock shall have one liquidation unit; and

(B) each share of Class V Common Stock shall have a number of liquidation units (including a fraction of one liquidation unit) equal to the amount (calculated to the nearest five decimal places) obtained by dividing (x) the Average Market Value of a share of Class V Common Stock over the 10-Trading Day period commencing on (and including) the first Trading Day on which the Class V Common Stock trades in the “regular way” market, by (y) the Average Market Value of a share of Class C Common Stock over the same 10-Trading Day period (unless such shares of Class C Common Stock are not Publicly Traded, in which case the Fair Value of a share of Class C Common Stock, determined as of the fifth Trading Day of such period, shall be used for purposes of (y));

provided, that if, after the Effective Date, the Corporation, at any time or from time to time, subdivides (by stock split, reclassification or otherwise) or combines (by reverse stock split, reclassification or otherwise) the outstanding shares of Class C Common Stock or Class V Common Stock, or declares and pays a dividend or distribution in shares of Class C Common Stock or Class V Common Stock to holders of Class C Common Stock or Class V Common Stock, as applicable, the per share liquidation units of the Class C Common Stock or Class V Common Stock, as applicable, will be appropriately adjusted as determined by the Board of Directors, so as to avoid any dilution or increase in the aggregate, relative liquidation rights of the shares of Class C Common Stock and Class V Common Stock.

Whenever an adjustment is made to liquidation units under this Section 5.2(f), the Corporation will promptly thereafter prepare and file a statement of such adjustment with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such adjustment.

(g) Subdivision or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of any series of DHI Common Stock, the outstanding shares of the other series of DHI Common Stock will be subdivided or combined in the same manner.

(h)	Voting Rights.

(1) Voting Generally. Subject to Article VI, (i) each holder of record of Class A Common Stock shall be entitled to ten (10) votes per share of Class A Common Stock which is outstanding in his, her or its name on the books of the Corporation and which is entitled to vote; (ii) each holder of record of Class B Common Stock shall be entitled to ten (10) votes per share of Class B Common Stock which is outstanding in his, her or its name on the books of the Corporation and which is entitled to vote; (iii) each holder of record of Class C Common Stock shall be entitled to one vote per share of Class C Common Stock which is outstanding in his, her or its name on the books of the Corporation and which is entitled to vote; (iv) each holder of record of Class D Common Stock shall not be entitled to any vote on any matter except to the extent required by provisions of Delaware law (in which case such holder shall be entitled to one vote per share of Class D Common Stock which is outstanding in his, her or its name on the books of the Corporation and which is entitled to vote); and (v) each holder of record of Class V Common Stock shall be entitled to one vote per share of Class V Common Stock which is outstanding in his, her or its name on the books of the Corporation and which is entitled to vote. Except (A) as may otherwise be provided in this Certificate of Incorporation, or (B) as may otherwise be required by the laws of the State of Delaware, the holders of shares of all classes of Common Stock will vote as one class with respect to the election of Group I Directors (as defined below) and with respect to all other matters to be voted on by stockholders of the Corporation; provided, that the holders of Class A Common Stock (and no other classes of Common Stock) will vote as one class with respect to the election of Group II Directors (as defined below), the holders of Class B Common Stock (and no other classes of Common Stock) will vote as one class with respect to the election of Group III Directors (as defined below), and the holders of Class C Common Stock (and no other classes of Common Stock) will vote as one class with respect to the election of the Group IV Director (as defined below).

(2)	Special Voting Rights.

(A) If the Corporation proposes to (i) amend this Certificate of Incorporation (A) in any manner that would alter or change the powers, preferences or special rights of the shares of Class V Common Stock so as to affect them adversely or (B) to make any amendment, change or alteration to the restrictions on corporate actions described in Section 5.2(d), in each case whether by merger, consolidation or otherwise, or (ii) effect any merger or business combination as a result of which (A) the holders of all classes and series of Common Stock shall no longer own at least 50% of the voting power of the surviving corporation or of the direct or indirect parent corporation of such surviving corporation and (B) the holders of Class V Common Stock do not receive consideration of the same type as the other classes or series of Common Stock and, in aggregate, equal to or greater in value than the proportion of the average of the aggregate Fair Value of the outstanding Class V Common Stock over the 30-Trading Day period ending on the Trading Day preceding the date of the first public announcement of such merger or business combination to the aggregate Fair Value of the other outstanding classes or series of Common Stock over the same 30-Trading Day period (unless such securities are not Publicly Traded, in which case the aggregate Fair Value of such securities shall be determined as of the fifth Trading Day of such period), then in each case, such action will be subject to receipt by the Corporation of, and will not be undertaken unless the Corporation has received, the affirmative vote of the holders of record (other than shares held by the Corporation’s Affiliates), as of the record date for the meeting at which such vote is taken, of Class V Common Stock representing a majority of the aggregate voting power (other than shares held by the Corporation’s Affiliates) of Class V Common Stock present, in person or by proxy, at such meeting and entitled to vote thereon, voting together as a separate class. Any vote taken pursuant to this Section 5.2(h)(2)(A) will be in addition to, and not in lieu of, any vote of the stockholders of the Corporation required by law to be taken with respect to the applicable action.

(B) For so long as any shares of Class V Common Stock remain outstanding, Section 4.02 of the Bylaws shall not be amended or repealed (A) by the stockholders of the Corporation unless such action has received the affirmative vote of the holders of record (other than shares held by the Corporation’s Affiliates), as of the record date for the meeting at which such vote is taken, of (i) Class V Common Stock representing a majority of the aggregate voting power (other than shares held by the Corporation’s Affiliates) of Class V Common Stock present, in person or by proxy, at such meeting and entitled to vote thereon, voting together as a separate class, and (ii) Common Stock representing a majority of the aggregate voting power of Common Stock present, in person or by proxy, at such meeting and entitled to vote thereon or (B) by any action of the Board of Directors.

(C) Except as expressly provided herein, no class or series of Common Stock shall be entitled to vote as a separate class on any matter except to the extent required by provisions of Delaware law. Irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the holders of shares of DHI Common Stock and the holders of shares of Class V Common Stock will vote as one class with respect to any proposed amendment to this Certificate of Incorporation that (i) would increase (x) the number of authorized shares of common stock or any class or series thereof, (y) the number of authorized shares of preferred stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established, or (ii) decrease (x) the number of authorized shares of common stock or any class or series thereof, (y) the number of authorized shares of preferred stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established (but, in each case, not below the number of shares of such class or series of capital stock then outstanding), and no separate class or series vote of the holders of shares of any class or series of capital stock of the Corporation will be required for the approval of any such matter; provided, that this Section 5.2(h)(2)(C) shall only apply to a proposed increase in the number of authorized shares of Class V Common Stock when such increase has received the approval of the Capital Stock Committee of the Board of Directors in such circumstances and as provided in the Bylaws.

(i) Equal Status. Except as expressly provided in this Article V and in Article VI, Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock shall have the same rights and privileges and rank equally, share ratably on a per share basis and be identical in all respects as to all matters. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), each holder of DHI Common Stock shall have the right to receive, or the right to elect to receive, the same amount and form of consideration, if any, on a per share basis, as each other holder of DHI Common Stock, and (ii) in the event of (x) any tender or exchange offer to acquire any shares of DHI Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (y) any tender or exchange offer by the Corporation to acquire any shares of DHI Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of DHI Common Stock shall have the right to receive, or the right to elect to receive, the same amount or form of consideration on a per share basis as each other holder of DHI Common Stock; provided, that notwithstanding anything herein to the contrary, the holders of Class C Common Stock and the holders of Class D Common Stock may receive non-voting securities or capital stock, or securities or capital stock with differing voting rights or preferences than the holders of Class A Common Stock and/or the holders of Class B Common Stock in connection with a merger, consolidation, other business combination, or tender or exchange offer involving the Corporation.

(j)	Senior, Parity or Junior Stock.

(1) Whenever reference is made in this Article V to shares “ranking senior to” another class or series of stock or “on a parity with” another class or series of stock, such reference shall mean and include all other shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over, or rank equally with, as the case may be, the rights of the holders of such other class or series of stock. Whenever reference is made to shares “ranking junior to” another class or series of stock, such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are junior and subordinate to the rights of the holders of such class or series of stock.

(2) Except as otherwise provided herein or in any Preferred Stock Series Resolution, each series of Preferred Stock shall rank on a parity with each other series of Preferred Stock and each series of Preferred Stock shall rank senior to the Common Stock. Except as otherwise provided herein, each of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, the Class D Common Stock and the Class V Common Stock shall rank on a parity with each other, and, except as otherwise provided in any Preferred Stock Series Resolution, each of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, the Class D Common Stock and the Class V Common Stock shall rank junior to the Preferred Stock.

(k)	Reservation and Retirement of Shares.

(1) The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, the full number of shares of Common Stock into which all shares of any series of Preferred Stock having conversion privileges from time to time outstanding are convertible.

(2) Unless otherwise provided in a Preferred Stock Series Resolution with respect to a particular series of Preferred Stock, all shares of Preferred Stock redeemed or acquired (as a result of conversion or otherwise) shall be retired and restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

(l)	No Preemptive Rights.

Subject to the provisions of any Preferred Stock Series Resolution, no holder of shares of stock of the Corporation shall have any preemptive or other rights, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock; but, subject to the provisions of any Preferred Stock Series Resolution, such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such Persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or as to which the Corporation shall have by binding contract agreed.

(m)	Other Provisions Relating to the Exchange of Class V Common Stock.

(1) Redemption for VMware Stock. At any time that shares of common stock of VMware comprise all of the assets of the Class V Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor, redeem all outstanding shares of Class V Common Stock for shares of common stock of VMware (the “Distributed VMware Shares”), as provided herein. Each outstanding share of Class V Common Stock shall be redeemed for a number of Distributed VMware Shares equal to the amount (calculated to the nearest five decimal places) obtained by multiplying the Outstanding Interest Fraction by a fraction, the numerator of which is the number of shares of common stock of VMware attributed to the Class V Group on the Class V Group VMware Redemption Selection Date and the denominator of which is the number of issued and outstanding shares of Class V Common Stock on the same date. Any redemption pursuant to this Section 5.2(m)(1) shall occur on the date set forth in the public notice made pursuant to Section 5.2(m)(4)(B) (the “Class V Group VMware Redemption Date”). The Corporation shall not redeem shares of Class V Common Stock for Distributed VMware Shares pursuant to this Section 5.2(m)(1) without redeeming all outstanding shares of Class V Common Stock for Distributed VMware Shares in accordance with this Section 5.2(m)(1).

(2) Redemption for Securities of Class V Group Subsidiary. At any time at which a wholly-owned Subsidiary of the Corporation (the “Class V Group Subsidiary”) holds, directly or indirectly, all of the assets and liabilities attributed to the Class V Group and such assets and liabilities are not solely comprised of shares of common stock of VMware, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor, redeem all of the outstanding shares of Class V Common Stock for shares of common stock of such Class V Group Subsidiary, as provided herein; provided, that the common stock received is the only outstanding equity security of such Class V Group Subsidiary, and provided, further, that such common stock, upon issuance in such redemption, will have been registered under all applicable U.S. securities laws and will be listed for trading on a U.S. securities exchange. The number of shares of common stock of the Class V Group Subsidiary to be delivered in redemption of each outstanding share of Class V Common Stock will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the product of (I) the number of outstanding shares of common stock of the Class V Group Subsidiary and (II) the Outstanding Interest Fraction, by (y) the number of outstanding shares of Class V Common Stock, in each case, as of the Class V Group Redemption Selection Date. The Corporation shall not redeem shares of Class V Common Stock for shares of common stock of the Class V Group Subsidiary pursuant to this Section 5.2(m)(2) without redeeming all outstanding shares of Class V Common Stock in accordance with this Section 5.2(m)(2).

Any redemption pursuant to this Section 5.2(m)(2) will occur on a Class V Group Redemption Date set forth in a notice to holders of Class V Common Stock pursuant to Section 5.2(m)(4)(B).

If the Board of Directors determines to effect a redemption of the Class V Common Stock pursuant to this Section 5.2(m)(2), shares of Class V Common Stock shall be redeemed in exchange for a common stock of the Class V Group Subsidiary, as determined by the Board of Directors, on an equal per share basis.

(3) Dividend, Redemption or Conversion in Case of Class V Group Disposition. In the event of a Class V Group Disposition (other than in one or a series of Excluded Transactions), the Corporation will, on or prior to the 120th Trading Day following the consummation of such Class V Group Disposition and in accordance with the applicable provisions of this Section 5.2, take the actions referred to in one of Section 5.2(m)(3)(A), (B), (C) or (D) below, as elected by the Board of Directors:

(A) Subject to Section 5.2(e)(1), the Corporation may declare and pay a dividend payable in cash, Publicly Traded securities (other than securities of the Corporation) or other assets, or any combination thereof, to the holders of outstanding shares of Class V Common Stock, with an aggregate Fair Value equal to the Class V Group Allocable Net Proceeds of such Class V Group Disposition (regardless of the form or nature of the proceeds received by the Corporation from the Class V Group Disposition) as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of Section 5.2(e).

(B) Provided that there are assets of the Corporation legally available therefor and the Class V Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to Section 5.2(m)(3)(A) in lieu of effecting the redemption provided for in this Section 5.2(m)(3)(B), the Corporation may apply an aggregate amount of cash or Publicly Traded securities (other than securities of the Corporation) or any combination thereof with a Fair Value equal to the Class V Group Allocable Net Proceeds of such Class V Group Disposition (regardless of the form or nature of the proceeds received by the Corporation from the Class V Group Disposition) as of the Class V Group Redemption Selection Date (the “Class V Group Redemption Amount”) to the redemption of outstanding shares of Class V Common Stock for an amount per share equal to the Average Market Value of a share of Class V Common Stock over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the public announcement of the Class V Group Net Proceeds as set forth in Section 5.2(m)(4)(C); provided, that if such Class V Group Disposition involves all (not merely substantially all) of the assets of the Class V Group, a redemption pursuant to this Section 5.2(m)(3)(B) shall be a redemption of all outstanding shares of Class V Common Stock in exchange for an aggregate amount of cash or Publicly Traded securities (other than securities of the Corporation) or any combination thereof, with a Fair Value equal to the Class V Group Allocable Net Proceeds of such Class V Group Disposition, on an equal per share basis.

(C) Provided that the Class C Common Stock is then Publicly Traded, the Corporation may convert the number of outstanding shares of Class V Common Stock obtained by dividing the Class V Group Allocable Net Proceeds by the Average Market Value of a share of Class V Common Stock over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the public announcement of the Class V Group Net Proceeds as set forth in Section 5.2(m)(4)(C) into an aggregate number (or fraction) of validly issued, fully paid and non-assessable shares of Class C Common Stock equal to the number of shares of Class V Common Stock to be converted, multiplied by the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of a share of Class V Common Stock over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the public announcement of the Class V Group Net Proceeds as set forth in Section 5.2(m)(4)(C) by (II) the Average Market Value of one share of Class C Common Stock over the same 10-Trading Day period.

(D) Provided that the Class C Common Stock is then Publicly Traded, the Corporation may combine the conversion of a portion of the outstanding shares of Class V Common Stock into Class C Common Stock as contemplated by Section 5.2(m)(3)(C) with the payment of a dividend on, or the redemption of, shares of Class V Common Stock, as described below, subject to the limitations specified in Section 5.2(m)(3)(A) (in the case of a dividend) or Section 5.2(m)(3)(B) (in the case of a redemption) (including the limitations specified in other paragraphs of this Certificate of Incorporation referred to therein).

In the event the Board of Directors elects the option described in this Section 5.2(m)(3)(D), the portion of the outstanding shares of Class V Common Stock to be converted into validly issued, fully paid and non-assessable shares of Class C Common Stock shall be determined by the Board of Directors and shall be so converted at the conversion rate determined in accordance with Section 5.2(m)(3)(C) and the Corporation shall (x) pay a dividend to the holders of record of all of the remaining shares of Class V Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of Section 5.2(e), or (y) redeem all or a portion of such remaining shares of Class V Common Stock. The aggregate amount of such dividend or the portion of the Class V Group Allocable Net Proceeds to be applied to such redemption, as applicable, shall be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the Class V Group

Allocable Net Proceeds of such Class V Group Disposition as of, in the case of a dividend, the record date for determining the holders of Class V Common Stock entitled to receive such dividend and, in the case of a redemption, the Class V Group Redemption Selection Date, in each case before giving effect to the conversion of shares of Class V Common Stock in connection with such Class V Group Disposition in accordance with this Section 5.2(m)(3)(D) and any related adjustment to the Number of Retained Interest Shares, by (II) one (1) minus a fraction, the numerator of which shall be the number of shares of Class V Common Stock to be converted into shares of Class C Common Stock in accordance with this Section 5.2(m)(3)(D) and the denominator of which shall be the aggregate number of shares of Class V Common Stock outstanding as of the record date or the Class V Group Redemption Selection Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of Class V Common Stock, if the Class V Group Disposition was of all (not merely substantially all) of the assets of the Class V Group, then all remaining outstanding shares of Class V Common Stock shall be redeemed for cash, Publicly Traded securities (other than securities of the Corporation) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the Class V Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this Section 5.2(m)(3)(D), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this Section 5.2(m)(3)). In the event of a redemption concurrently with or following any such partial conversion of shares of Class V Common Stock, if the Class V Group Disposition was of not all of the assets of the Class V Group, then the number of shares of Class V Common Stock to be redeemed shall be determined in accordance with Section 5.2(m)(3)(B), substituting for the Class V Group Redemption Amount referred to therein the portion of the Class V Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this Section 5.2(m)(3)(D), and such shares shall be redeemed for cash, Publicly Traded securities (other than securities of the Corporation) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the Class V Group Allocable Net Proceeds and allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this Section 5.2(m)(3)). In the case of a redemption, the allocation of the cash, Publicly Traded securities (other than securities of the Corporation) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed shall be made in the manner contemplated by Section 5.2(m)(3)(B).

For purposes of this Section 5.2(m)(3) and the definition of “Class V Group Disposition” provided in Article XV:

(1) as of any date, “substantially all of the assets of the Class V Group” means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the Class V Group as of such date;

(2) in the case of a Class V Group Disposition effected in a series of related transactions, such Class V Group Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions;

(3) if the Board of Directors seeks the approval of the holders of Class V Common Stock entitled to vote on thereon to qualify a Class V Group Disposition as an Excluded Transaction and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such Class V Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this Section 5.2(m)(3) and Section 5.2(m)(4), and no subsequent vote may be taken to qualify such Class V Group Disposition as an Excluded Transaction; and

(4) in the event of a redemption of a portion of the outstanding shares of Class V Common Stock pursuant to Section 5.2(m)(3)(B) or (D) at a time when the Number of Retained Interest Shares is greater than zero, the Corporation will attribute to the DHI Group concurrently with such redemption an aggregate amount (the “Retained Interest Redemption Amount”) of cash, securities (other than securities of the Corporation) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the Class V Group Net Proceeds and (y) the portion of the Class V Group Allocable Net Proceeds applied to such redemption as determined in accordance with Section 5.2(m)(3)(B) or (D) (such attribution, the “Retained Interest Partial Redemption”). Upon such Retained Interest Partial Redemption, the Number of Retained Interest Shares will be decreased in the manner described in subparagraph (ii)(B) of the definition of “Number of Retained Interest Shares” provided in Article XV. The Retained Interest Redemption Amount may, at the discretion of the Board of Directors, be reflected by an allocation to the DHI Group or by a direct transfer to the DHI Group of cash, securities and/or other assets.

(4) General.

(A) If the Corporation determines to convert all of the shares of Class V Common Stock pursuant to Section 5.2(r), not less than 10 days prior to the Class V Group Conversion Date the Corporation shall announce publicly by press release:

(I) that all outstanding shares of Class V Common Stock shall be converted pursuant to Section 5.2(r) on the Class V Group Conversion Date;

(II)	the Class V Group Conversion Date, which shall not be more than 45 days following the Determination Date;

(III) the number of shares of Class C Common Stock to be received with respect to each share of Class V Common Stock; and

(IV) instructions as to how shares of Class V Common Stock may be surrendered for conversion.

(B) If the Corporation determines to exchange shares of Class V Common Stock pursuant to Section 5.2(m)(1) or to redeem shares of Class V Common Stock pursuant to Section 5.2(m)(2), the Corporation shall announce publicly by press release:

(I) that the Corporation intends to exchange or redeem, as applicable, all outstanding shares of Class V Common Stock for Distributed VMware Shares pursuant to Section 5.2(m)(1) or common stock of the Class V Group Subsidiary pursuant to Section 5.2(m)(2), as applicable, subject to any applicable conditions;

(II) the class or series of securities to be received with respect to the shares of Class V Common Stock to be exchanged or redeemed, as applicable, and the Outstanding Interest Fraction as of the date of such notice;

(III) the Class V Group VMware Redemption Selection Date or Class V Group Redemption Selection Date, as applicable, which shall not be earlier than the 10th day following the date of such press release;

(IV) the Class V Group VMware Redemption Date or Class V Group Redemption Date, as applicable, which shall not be earlier then the 10th day following the date of such press release and shall not be later than the 120th Trading Day following the date of such press release;

(V) if the Board of Directors so determines, that the Corporation shall not be required to register a transfer of any shares of Class V Common Stock for a period of 10 Trading Days (or such shorter period as such press release may specify) immediately preceding the specified Class V Group VMware Redemption Selection Date or Class V Group Redemption Selection Date;

(VI) the number of shares of VMware common stock or of the Class V Group Subsidiary, as applicable, attributable to the DHI Group, and the Number of Retained Interest Shares used in determining such number; and

(VII) instructions as to how shares of Class V Common Stock may be surrendered for exchange or redemption, as applicable.

(C) Not later than the 10th Trading Day following the consummation of a Class V Group Disposition referred to in Section 5.2(m)(3), the Corporation shall announce publicly by press release the Class V Group Net Proceeds of such Class V Group Disposition. Not later than the 30th Trading Day following the consummation of such Class V Group Disposition (and in the event a 10-Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to Section 5.2(m)(3), not earlier than the 12th Trading Day following the public announcement of the Class V Group Net Proceeds as set forth in the first sentence of this Section 5.2(m)(4)(C)), the Corporation shall announce publicly by press release (to the extent applicable):

(I) which of the actions specified in Section 5.2(m)(3)(A), (B), (C) or (D) the Corporation has irrevocably determined to take;

(II) as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to Section 5.2(m)(3)(A) or (D), the Class V Group Redemption Selection Date for

the redemption of shares of Class V Common Stock pursuant to Section 5.2(m)(3)(B) or (D) or the Class V Group Conversion Selection Date for the partial conversion of shares of Class V Common Stock pursuant to Section 5.2(m)(3)(D), which record date, Class V Group Redemption Selection Date or Class V Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

(III)	the Outstanding Interest Fraction as of the date of such notice;

(IV) the anticipated dividend payment date, Class V Group Redemption Date, and/or Class V Group Conversion Date, as applicable, which in either case shall not be more than 85 Trading Days following such Class V Group Disposition; and

(V) unless the Board of Directors otherwise determines, that the Corporation shall not be required to register a transfer of any shares of Class V Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) immediately preceding the specified Class V Group Redemption Selection Date or the Class V Group Conversion Selection Date.

If the Corporation determines to undertake a redemption of shares of Class V Common Stock, in whole or in part, pursuant to Section 5.2(m)(3)(B) or (D), or a conversion of shares of Class V Common Stock, in whole or in part, pursuant to Section 5.2(m)(3)(C) or (D), the Corporation will announce such redemption or conversion (which, for the avoidance of doubt, may remain subject to the satisfaction or waiver of any applicable condition precedent at the time of such announcement) publicly by press release, not less than 10 days prior to the Class V Group Redemption Date or Class V Group Conversion Date, and will announce, as applicable:

(I) the Class V Group Redemption Date or Class V Group Conversion Date, which in each case shall not be more than 85 Trading Days following such Class V Group Disposition;

(II) the number of shares of Class V Common Stock to be redeemed or converted or, if applicable, stating that all outstanding shares of Class V Common Stock will be redeemed or converted;

(III) the kind and amount of per share consideration to be received with respect to each share of Class V Common Stock to be redeemed or converted and the Outstanding Interest Fraction as of the date of such notice;

(IV) with respect to a partial redemption under Section 5.2(m)(3)(B) or (D), the Number of Retained Interest Shares as of the Class V Group Redemption Selection Date;

(V) with respect to a dividend under Section 5.2(m)(3)(D), the Number of Retained Interest Shares as of the record date for the dividend and the Retained Interest Dividend Amount attributable to the DHI Group; and

(VI) instructions as to how shares of Class V Common Stock may be surrendered for redemption or conversion.

(D) The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for Class V Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of Class V Common Stock pursuant to this Section 5.2, as applicable.

(E) All public announcements made pursuant to Section 5.2(m)(4)(A), (B) or (C) shall include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal U.S. securities exchange on which the Class V Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

(F) No adjustments in respect of dividends shall be made upon the conversion or redemption of any shares of Class V Common Stock; provided, however, that, except as otherwise contemplated by Section 5.2(m)(3)(D), if the Class V Group Conversion Date or the Class V Group Redemption Date with respect to any shares of Class V Common

Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of Class V Common Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

(G) Before any holder of shares of Class V Common Stock shall be entitled to receive certificate(s) or book-entry interests representing shares of any kind of capital stock or cash, Publicly Traded securities or other assets to be received by such holder with respect to shares of Class V Common Stock pursuant to Section 5.2(r) or this Section 5.2(m), such holder shall surrender certificate(s) or book-entry interests representing such shares of Class V Common Stock in such manner and with such written instruments or transfer as the Corporation shall specify. The Corporation will, as soon as practicable after such surrender of certificate(s) or book-entry interests representing shares of Class V Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of Class V Common Stock were so surrendered, or to the nominee or nominees of such holder, certificate(s) or book-entry interests representing the number of shares of the kind of capital stock or cash, Publicly Traded securities or other assets to which such Person shall be entitled as aforesaid, together with any payment for fractional securities determined by the Board of Directors to be paid in accordance with Section 5.2(m)(4)(I). If less than all of the shares of Class V Common Stock represented by any one certificate are to be redeemed, the Corporation shall issue and deliver a new certificate for the shares (including fractional shares) of Class V Common Stock not redeemed.

(H) From and after any applicable Class V Group Conversion Date, Class V Group Redemption Date or Class V Group VMware Redemption Date, all rights of a holder of shares of Class V Common Stock that were converted, redeemed or exchanged on such Class V Group Conversion Date, Class V Group Redemption Date or Class V Group VMware Redemption Date, as applicable, shall cease except for the right, upon surrender of certificate(s) or book-entry interests representing such shares of Class V Common Stock, to receive certificate(s) or book-entry interests representing shares of the kind and amount of capital stock or cash, Publicly Traded securities or other assets for which such shares were converted, redeemed or exchanged, as applicable, together with any payment for fractional securities determined by the Board of Directors to be paid in accordance with Section 5.2(m)(4)(I), and such holder shall have no other or further rights in respect of the shares of Class V Common Stock so converted, redeemed or exchanged. No holder of a certificate or book-entry interest which immediately prior to the applicable Class V Group Conversion Date, Class V Group Redemption Date or Class V Group VMware Redemption Date represented shares of Class V Common Stock shall be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Class V Common Stock was converted, redeemed or exchanged until surrender of such holder’s certificate or book-entry interest for certificate(s) or book-entry interests representing shares of such kind of capital stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which became payable with respect to a record date prior to the Class V Group Conversion Date, Class V Group Redemption Date or Class V Group VMware Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of shares of the kind of capital stock represented by the certificate(s) or book-entry interests issued upon such surrender. Notwithstanding the foregoing, from and after a Class V Group Conversion Date, Class V Group Redemption Date or Class V Group VMware Redemption Date, as the case may be, the Corporation will be entitled to treat certificates and book-entry interests representing shares of Class V Common Stock that have not yet been surrendered for conversion, redemption or exchange in accordance with Section 5.2(m)(4)(G) as evidencing the ownership of the number of shares of the kind or kinds of capital stock for which the shares of Class V Common Stock represented by such certificates or book-entry interests shall have been converted, redeemed or exchanged in accordance with Section 5.2(r) or this Section 5.2(m), notwithstanding the failure of the holder thereof to surrender such certificates or book-entry interests.

(I) The Corporation shall not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of Class V Common Stock upon any conversion, redemption, exchange, dividend or other distribution pursuant to this Section 5.2. In connection with the determination of the number of shares of any class or series of capital stock that shall be issuable or the amount of other securities that shall be deliverable to any holder of record of Class V Common Stock upon any such conversion, redemption, exchange, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of Class V Common Stock held at the relevant time by such holder of record.

If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of Class V Common Stock includes a fraction, the Corporation shall pay, or shall cause to be paid, a cash adjustment in lieu of such fraction in an amount equal to the Fair Value of such fraction (without interest).

(J) Any deadline for effecting a redemption, conversion, or exchange prescribed by Section 5.2(r) or this Section 5.2(m) may be extended in the discretion of the Board of Directors if deemed necessary or appropriate to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

(n) Treatment of Convertible Securities. After any Class V Group Redemption Date or Class V Group Conversion Date on which all outstanding shares of Class V Common Stock are redeemed or converted, any share of Class V Common Stock of the Corporation that is to be issued on exchange, conversion or exercise of any Convertible Securities shall, immediately upon such exchange, conversion or exercise and without any notice from or to, or any other action on the part of, the Corporation or its Board of Directors or the holder of such Convertible Security:

(1) in the event the shares of Class V Common Stock outstanding on such Class V Group Redemption Date were redeemed pursuant to Section 5.2(m)(3)(B) or Section 5.2(m)(2), be redeemed, to the extent of funds legally available therefor, for $0.01 per share in cash for each share of Class V Common Stock that otherwise would be issued upon such exchange, conversion or exercise; or

(2) in the event the shares of Class V Common Stock outstanding on such Class V Group Conversion Date were converted into shares of Class C Common Stock pursuant to Section 5.2(m)(3)(C) or (D) or Section 5.2(r), be converted into the number of shares of Class C Common Stock that shares of Class V Common Stock would have received had such shares been outstanding and converted on such Class V Group Conversion Date.

The provisions of the immediately preceding sentence of this Section 5.2(n) shall not apply to the extent that other adjustments or alternative provisions in respect of such conversion, exchange or redemption of Class V Common Stock are otherwise made or applied pursuant to the provisions of such Convertible Securities.

(o) Deemed Conversion of Certain Convertible Securities. To the extent Convertible Securities are paid as a dividend to the holders of Class V Common Stock at a time when the DHI Group holds an Inter-Group Interest in the Class V Group, in addition to making an adjustment pursuant to Section 5.2(e)(1)(B)(II), the Corporation may, when at any time such Convertible Securities are convertible into or exchangeable or exercisable for shares of Class V Common Stock, treat such Convertible Securities as converted, exchanged or exercised for purposes of determining the increase in the Number of Retained Interest Shares pursuant to subparagraph (iii) of the definition of “Number of Retained Interest Shares” provided in Article XV, and must do so to the extent such Convertible Securities are mandatorily converted, exchanged or exercised (and to the extent the terms of such Convertible Securities require payment of consideration for such conversion, exchange or exercise, the DHI Group shall then no longer be attributed as an asset an amount of the kind of assets or properties required to be paid as such consideration for the amount of Convertible Securities deemed converted, exchanged or exercised (and the Class V Group shall be attributed such assets or properties)), in which case, from and after such time, the shares of Class V Common Stock into or for which such Convertible Securities were so considered converted, exchanged or exercised shall be deemed held by the DHI Group and such Convertible Securities shall no longer be deemed to be held by the DHI Group. A statement setting forth the election to effectuate any such deemed conversion, exchange or exercise of Convertible Securities and the assets or properties, if any, to be attributed to the Class V Group in consideration of such conversion, exchange or exercise shall be filed with the Secretary of the Corporation and, upon such filing, such deemed conversion, exchange or exercise shall be effectuated.

(p) Certain Determinations by the Board of Directors.

(1) General. The Board of Directors shall make such determinations with respect to (a) the businesses, assets, properties, liabilities and preferred stock to be attributed to the DHI Group and the Class V Group, (b) the application of the provisions of this Certificate of Incorporation to transactions to be engaged in by the Corporation and (c) the voting powers, preferences, designations, rights, qualifications, limitations or restrictions of any series of Common Stock or of the holders thereof, as may be or become necessary or appropriate to the exercise of, or to give effect to, such voting powers, preferences, designations, rights, qualifications, limitations or restrictions, including, without limiting the foregoing, the determinations referred to in this Section 5.2(p); provided, that any of such determinations that would require approval of the Capital Stock Committee under the Bylaws shall be effective only if made in accordance with the Bylaws. A record of any such determination shall be filed with the records of the actions of the Board of Directors.

(A) Upon any acquisition by the Corporation or its Subsidiaries of any businesses, assets or properties, or any assumption of liabilities or preferred stock, outside of the ordinary course of business of either Group, the Board of Directors shall determine whether such businesses, assets, properties, liabilities or preferred stock (or an interest therein) shall be for the benefit of the DHI Group or the Class V Group or both and, accordingly, shall be attributed to such Group or Groups, in accordance with the definitions of DHI Group or Class V Group set forth in Article XV, as the case may be.

(B) Upon any issuance of shares of Class V Common Stock at a time when the Number of Retained Interest Shares is greater than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance and any other relevant factors, whether all or any part of the shares of such series so issued shall reduce such Number of Retained Interest Shares. Upon any repurchase of shares of Class V Common Stock at any time, the Board of Directors shall determine, based on whether the cash or other assets paid in such repurchase were attributed to the DHI Group or the Class V Group and any other relevant factors, whether all or any part of the shares of such series so repurchased shall increase such Number of Retained Interest Shares.

(C) Upon any issuance by the Corporation or any Subsidiary thereof of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of Class V Common Stock, if at the time such Convertible Securities are issued the Number of Retained Interest Shares related to such series is greater than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance and any other relevant factors, whether, upon conversion, exchange or exercise thereof, the issuance of shares of Class V Common Stock pursuant thereto shall, in whole or in part, reduce such Number of Retained Interest Shares.

(D) Upon any issuance of any shares of preferred stock (or stock other than Common Stock) of any series, the Board of Directors shall attribute, based on the use of proceeds of such issuance of shares of preferred stock (or stock other than Common Stock) in the business of either Group and any other relevant factors, the shares so issued entirely to the DHI Group, entirely to the Class V Group, or partly to both Groups, in such proportion as the Board of Directors shall determine.

(E) Upon any redemption or repurchase by the Corporation or any Subsidiary thereof of shares of preferred stock (or stock other than Common Stock) of any class or series or of other securities or debt obligations of the Corporation, the Board of Directors shall determine, based on the property used to redeem or purchase such shares, other securities or debt obligations, which, if any, of such shares, other securities or debt obligations redeemed or repurchased shall be attributed to the DHI Group, to the Class V Group, or both, and, accordingly, how many of the shares of such series or class of preferred stock (or stock other than Common Stock) or of such other securities, or how much of such debt obligations, that remain outstanding, if any, are thereafter attributed to each Group.

(F) Upon any transfer to either Group of businesses, assets or properties attributed to the other Group, the Board of Directors shall determine the consideration therefor to be attributed to the transferring Group in exchange therefor, including, without limitation, cash, securities or other property of the other Group, or shall decrease or increase the Number of Retained Interest Shares, as described in subparagraph (ii)(D) or (iii)(D), as the case may be, of the definition of “Number of Retained Interest Shares” provided in Article XV.

(G) Upon any assumption by either Group of liabilities or preferred stock attributed to the other Group, the Board of Directors shall determine the consideration therefor to be attributed to the assuming Group in exchange therefor, including, without limitation, cash, securities or other property of the other Group, or shall decrease or increase the Number of Retained Interest Shares, as described in subparagraph (ii)(D) or (iii)(D), as the case may be, of the definition of “Number of Retained Interest Shares” provided in Article XV.

(2) Certain Determinations Not Required. Notwithstanding the foregoing provisions of this Section 5.2(p) or any other provision in this Certificate of Incorporation, at any time when there are no shares of Class V Common Stock outstanding (or Convertible Securities convertible into or exchangeable or exercisable for shares of Class V Common Stock), the Corporation need not:

(A) attribute any of the businesses, assets, properties, liabilities or preferred stock of the Corporation or any of its Subsidiaries to the DHI Group or the Class V Group; or

(B) make any determination required in connection therewith, nor shall the Board of Directors be required to make any of the determinations otherwise required by this Section 5.2(p),

and in such circumstances the holders of the shares of DHI Common Stock outstanding shall (unless otherwise specifically provided in this Certificate of Incorporation) be entitled to all the voting powers, preferences, designations, rights, qualifications, limitations or restrictions of common stock of the Corporation.

(3) Board Determinations Binding. Any determinations made in good faith by the Board of Directors of the Corporation under any provision of this Section 5.2(p) or otherwise in furtherance of the application of this Section 5.2 shall be final and binding; provided, that any of such determinations that would require approval of the Capital Stock Committee under the Bylaws shall be final and binding only if made in accordance with the Bylaws.

(q) Conversion of Class A Common Stock, Class B Common Stock and Class D Common Stock.

(1) At any time and from time to time, (i) any holder of Class A Common Stock or Class B Common Stock shall have the right by written election to the Corporation to convert all or any of the shares of Class A Common Stock or Class B Common Stock, as applicable, held by such holder into shares of Class C Common Stock on a one-to-one basis and (ii) any holder of Class D Common Stock, subject to any legal requirements applicable to such holder (including any applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other applicable antitrust laws), shall have the right by written election to the Corporation to convert all or any of the shares of Class D Common Stock held by such holder into shares of Class C Common Stock on a one-to-one basis.

(2) If any such holder seeks to convert any share of Class A Common Stock, Class B Common Stock or Class D Common Stock pursuant to this Section 5.2(q), such written election shall be delivered by certified mail or courier, postage prepaid, to the Corporation or the Corporation’s transfer agent. Each such written election shall (i) state the number of shares of Class A Common Stock, Class B Common Stock or Class D Common Stock, as applicable, elected to be converted and (ii) be accompanied by the certificate or certificates representing the shares of Class A Common Stock, Class B Common Stock or Class D Common Stock, as applicable, being converted, duly assigned or endorsed for transfer to the Corporation (and, if so required by the Corporation or its transfer agent, accompanied by duly executed instruments of transfer). The conversion of such shares of Class A Common Stock, Class B Common Stock or Class D Common Stock, as applicable, shall be deemed effective as of the close of business on the date of receipt by the Corporation’s transfer agent of the certificate or certificates representing such shares of Class A Common Stock, Class B Common Stock or Class D Common Stock, as applicable, and any other instruments required by this Section 5.2(q)(2).

(3) Upon receipt by the Corporation’s transfer agent of a written election accompanied by the certificate or certificates representing such shares of Class A Common Stock, Class B Common Stock or Class D Common Stock, as applicable, being converted, duly assigned or endorsed for transfer to the Corporation (and, if so required by the Corporation or its transfer agent, accompanied by duly executed instruments of transfer), the Corporation shall deliver to the relevant holder (i) a certificate in such holder’s name (or the name of such holder’s designee) for the number of shares of Class C Common Stock (including any fractional share) to which such holder shall be entitled upon conversion of the applicable shares of Class A Common Stock, Class B Common Stock or Class D Common Stock, and (ii) if applicable, a certificate in such holder’s name (or the name of such holder’s designee) for the number of shares (including any fractional share) of Class A Common Stock, Class B Common Stock or Class D Common Stock, as applicable, represented by the certificate or certificates delivered to the Corporation for conversion but otherwise not elected to be converted pursuant to the written election. All shares of Class C Common Stock issued hereunder by the Corporation shall be validly issued, fully paid and non-assessable.

(4) Notwithstanding anything in this Certificate of Incorporation to the contrary, upon any Transfer of shares of Class A Common Stock or Class B Common Stock to any Person other than (i) a Permitted Transferee of the transferor, (ii) in the case of the Class A Common Stock, (x) in a transfer pursuant to a Qualified Sale Transaction or (y) in connection with the transfer, at substantially the same time, of an aggregate number of shares of DHI Common Stock held by the MSD Partners Stockholders and their Permitted Transferees greater than 50% of the outstanding shares of DHI Common Stock owned by the MSD Partners Stockholders immediately following the closing of the Merger (as adjusted for any stock split, stock dividend, reverse stock split or similar event occurring after the closing of the Merger) to any Person or group of Affiliated Persons or (iii) the case of the Class B Common Stock, in connection with the transfer, at substantially the same time, of an aggregate number of shares of DHI Common Stock held by the transferor and its Permitted Transferees greater than 50% of the outstanding shares of DHI Common Stock owned by the SLP Stockholders immediately following the closing of the Merger (as adjusted for any stock split, stock dividend, reverse stock split or similar event occurring after the closing of the Merger) to any Person or group of Affiliated Persons, the shares so Transferred shall automatically and as a condition to the effectiveness of such Transfer be converted into shares of Class C Common Stock on a one-for-one basis.

(5) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class C Common Stock, solely for the purpose of issuance upon conversion of outstanding shares of Class A Common Stock, Class B Common Stock and Class D Common Stock, such number of shares of Class C Common Stock that shall be issuable upon the conversion of all such outstanding shares of Class A Common Stock, Class B Common Stock and Class D Common Stock.

(r) Conversion of Class V Common Stock into Class C Common Stock at the Option of the Corporation.

(1) At the option of the Corporation, exercisable at any time the Class C Common Stock is then Publicly Traded, the Board of Directors may authorize (the date the Board of Directors makes such authorization, the “Determination Date”) that each outstanding share of Class V Common Stock be converted into a number (or fraction) of validly issued, fully paid and non-assessable Publicly Traded shares of Class C Common Stock equal to the amount (calculated to the nearest five decimal places) obtained by multiplying the Applicable Conversion Percentage as of the Determination Date by the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of a share of Class V Common Stock over the 10-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of a share of Class C Common Stock over the same 10-Trading Day period.

(2) At the option of the Corporation, if a Tax Event occurs, the Board of Directors may authorize that each outstanding share of Class V Common Stock be converted into a number (or fraction) of validly issued, fully paid and non-assessable shares of Class C Common Stock equal to the amount (calculated to the nearest five decimal places) obtained by multiplying 100% by the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of a share of Class V Common Stock over the 10-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of a share of Class C Common Stock over the same 10-Trading Day period; provided, that such conversion shall only occur if the Class C Common Stock, upon issuance in such conversion, will have been registered under all applicable U.S. securities laws and will be listed for trading on a U.S. securities exchange.

(3) If the Corporation determines to convert shares of Class V Common Stock into Class C Common Stock pursuant to this Section 5.2(r), such conversion shall occur on a Class V Group Conversion Date on or prior to the 45th day following the Determination Date and shall otherwise be effected in accordance with the provisions of Section 5.2(m)(4).

(4) The Corporation shall not convert shares of Class V Common Stock into shares of Class C Common Stock pursuant to this Section 5.2(r) without converting all outstanding shares of Class V Common Stock into shares of Class C Common Stock in accordance with this Section 5.2(r).

(s) Transfer Taxes. The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing any shares of capital stock and/or other securities on conversion or redemption of shares of Common Stock pursuant to this Section 5.2. The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of capital stock in a name other than that in which the shares of Common Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the Person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax, or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

ARTICLE VI

(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b) The Board of Directors shall consist of:

(1) The Group I directors (the “Group I Directors”). The holders of Common Stock (other than the holders of Class D Common Stock), voting together as a single class, shall be entitled to elect, vote to remove or fill any vacancy in respect of any Group I Director. The number of Group I Directors shall not be less than three (3) nor more than twenty (20) as shall be determined in accordance with the Bylaws. Notwithstanding the immediately preceding sentence, upon the occurrence of a Designation Rights Trigger Event, the number of directors constituting the Group I Directors shall automatically be increased by the number of Group II Directors and Group III Directors that shall become Group I directors pursuant to paragraph (f) of this Article VI below. Any newly-created directorship on the Board of Directors with respect to the Group I Directors that results from an increase in the number of Group I Directors may be filled by the affirmative vote of a majority of the Board of Directors then in office, provided, that a quorum is present, and any other vacancy occurring on the Board of Directors with respect to the Group I Directors may be filled by the affirmative vote of a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. A majority of the Common Stock (other than the Class D Common Stock), voting together as a single class, shall be entitled remove any Group I Director with or without cause at any time. Each Group I Director shall be entitled to cast one (1) vote. Until a Designation Rights Trigger Event, in the event that the Board of Directors consists of a number of directors entitled to an aggregate amount of votes that is less than seven (7), the number of Group I Directors shall automatically be increased to such number as is necessary to ensure that the voting power of the Board of Directors is equal to an aggregate of seven (7) votes (assuming, for each such calculation, full attendance by each director);

(2) Until a Designation Rights Trigger Event has occurred with respect to the Class A Common Stock, the holders of Class A Common Stock shall have the right, voting separately as a series, to elect up to three (3) directors (the “Group II Directors”), and, voting separately as a series, shall solely be entitled to elect, vote to remove or fill any vacancy in respect of any Group II Director. Upon the occurrence of a Designation Rights Trigger Event with respect to the Class A Common Stock, the rights of the Class A Common Stock pursuant to this paragraph (2) shall immediately terminate and no right to elect Group II Directors shall thereafter attach to the Class A Common Stock. The number of Group II Directors may be increased (to no more than three (3)) by action of the Group II Directors or vote of the holders of Class A Common Stock, voting separately as a series, or decreased (to no less than one (1)) by vote of the holders of Class A Common Stock, voting separately as a series. In the case of any vacancy or newly-created directorship occurring with respect to the Group II Directors, such vacancy shall only be filled by the vote of the holders of the outstanding Class A Common Stock, voting separately as a series. The holders of Class A Common Stock, voting separately as a series, shall be entitled to remove any Group II Director with or without cause at any time. Each Group II Director shall be entitled to cast that number of votes (or a fraction thereof) equal to the quotient obtained by dividing (i) the Aggregate Group II Director Votes by (ii) the number of Group II Directors then in office; and

(3) Until a Designation Rights Trigger Event has occurred with respect to the Class B Common Stock, the holders of Class B Common Stock shall have the right, voting separately as a series, to elect up to three (3) directors (the “Group III Directors”), and, voting separately as a series, shall solely be entitled to elect, vote to remove or fill any vacancy in respect of any Group III Director. Upon the occurrence of a Designation Rights Trigger Event with respect to the Class B Common Stock, the rights of the Class B Common Stock pursuant to this paragraph (3) shall immediately terminate and no right to elect Group III Directors shall thereafter attach to the Class B Common Stock. The number of Group III Directors may be increased (to no more than three (3)) by action of the Group III Directors or vote of the holders of Class B Common Stock, voting separately as a series, or decreased (to no less than one (1)) by vote of the holders of Class B Common Stock, voting separately as a series. In the case of any vacancy or newly-created directorship occurring with respect to the Group III Directors, such vacancy or newly-created directorship shall only be filled by the vote of the holders of the outstanding Class B Common Stock, voting separately as a series. The holders of Class B Common Stock, voting separately as a series, shall be entitled to remove any Group III Director with or without cause at any time. Each Group III Director shall be entitled to cast that number of votes (or a fraction thereof) equal to the quotient obtained by dividing (i) the Aggregate Group III Director Votes by (ii) the number of Group III Directors then in office.

(4) Effective upon the second annual meeting of stockholders of the Corporation occurring after the consummation of the IPO, the holders of Class C Common Stock shall have the right, voting separately as a series, to elect one (1) director (the “Group IV Director”), and, voting separately as a series, shall solely be entitled to vote to remove any Group IV Director. In connection with each annual meeting of the stockholders of the Corporation, beginning with the second annual meeting of stockholders of the Corporation occurring after the consummation of the IPO, the Board of Directors will nominate one nominee as the Group IV Director, whose election will be subject to such vote of the holders of the Class C Common Stock, voting separately as a series. In the case of any vacancy occurring with respect to the Group IV Director, such vacancy may be filled by the affirmative vote of a majority of the Board of Directors then in office until the next annual meeting of stockholders of the Corporation or until the Group IV Director’s earlier removal. The holders of Class C Common Stock, voting separately as a series, shall be entitled to remove the Group IV Director with or without cause at any time. The Group IV Director shall be entitled to cast one (1) vote.

(c) No stockholders of the Corporation other than the holders of Class A Common Stock shall be entitled to vote with respect to the election or the removal without cause of any Group II Director. No stockholders of the Corporation other than the holders of the Class B Common Stock shall be entitled to vote with respect to the election or the removal without cause of any Group III Director. No stockholders of the Corporation other than the holders of the Class C Common Stock shall be entitled to vote with respect to the election or the removal without cause of the Group IV Director. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the outstanding shares of Class A Common Stock shall be required, and shall be sufficient, to constitute a quorum of such series for the election of Group II Directors by such series, the presence in person or by proxy of the holders of a majority of the outstanding shares of Class B Common Stock shall be required, and shall be sufficient, to constitute a quorum of such series for the election of Group III Directors by such series, and the presence in person or by proxy of the holders of a majority of the outstanding shares of Class C Common Stock shall be required, and shall be sufficient, to constitute a quorum of such series for the election of the Group IV Director by such series. At any such meeting or adjournment thereof, the absence of a quorum of any of the holders of the Class A Common Stock, the Class B Common Stock and/or the Class C Common Stock shall not prevent the election of directors other than the Group II Directors, the Group III Directors, and/or the Group IV Director, as applicable, and the absence of a quorum or quorums of the holders of capital stock of the Corporation entitled to elect such other directors shall not prevent the election of the Group II Directors, the Group III Directors, and/or the Group IV Director, as applicable.

(d) In the event that the Group II Directors and the Group III Directors are entitled to an equal aggregate number of votes that is greater than zero (0) (assuming, for such calculation, full attendance by each applicable Group II Director and Group III Director), any matter that requires approval by the Board of Directors will require the approval of (i) a majority of the votes entitled to be cast by all directors, (ii) a majority of the votes entitled to be cast by the Group II Directors and (iii) a majority of the votes entitled to be cast by the Group III Directors.

(e) As long as (a) no IPO has occurred, (b) the number of shares of Common Stock beneficially owned by the MD Stockholders exceeds either (x) 35% of the issued and outstanding DHI Common Stock or (y) the number of shares of DHI Common Stock beneficially owned by the SLP Stockholders and (c) no Disabling Event has occurred and is continuing, then (x) removal of the Chief Executive Officer of the Corporation shall require the approval of the holders of Class A Common Stock, voting separately as a series, and (y) unless otherwise consented to by the holders of Class A Common Stock, voting separately as a series, the Chief Executive Officer of the Corporation shall also serve as Chairman of the Board of Directors (provided, the Chief Executive Officer is a director).

(f) Upon the occurrence of a Designation Rights Trigger Event with respect to the Class A Common Stock, each Group II Director then serving as a director shall become a Group I Director, and the Aggregate Group II Director Votes shall thereafter be zero (0). Upon the occurrence of a Designation Rights Trigger Event with respect to the Class B Common Stock, each Group III Director then serving as a director shall become a Group I Director, and the Aggregate Group III Director Votes shall thereafter be zero (0).

(g) To the extent that this Certificate of Incorporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in this Certificate of Incorporation or the Bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors. Notwithstanding the foregoing, each director when serving on a committee or subcommittee of the Board of Directors shall be entitled to cast that number of votes in respect of the total votes on any matter coming before such committee or subcommittee as shall be specified pursuant to the Bylaws, or if not so specified, then as may be set forth in a resolution of the Board of Directors designating such committee not inconsistent with the Bylaws or any stockholder agreement or similar contractual arrangement to which the Corporation is a party.

ARTICLE VII

Elections of the members of the Board of Directors shall be held annually at the annual meeting of stockholders and each director shall be elected for a term commencing on the date of such director’s election and ending on the earliest of (i) the date such director’s successor is elected and qualified, (ii) the date of such director’s death, resignation, disqualification or removal, (iii) solely in the case of the Group II Directors, the occurrence of a Designation Rights Trigger Event with respect to the Class A Common Stock, and (iv) solely in the case of the Group III Directors, the occurrence of a Designation Rights Trigger Event with respect to the Class B Common Stock. In the event that Group II Directors and Group III Directors become Group I Directors pursuant to Article VI, paragraph (f), then each such director shall serve until the earliest of (i) the date such director’s successor is elected and qualified and (ii) the date of such director’s death, resignation, disqualification or removal. Elections of the members of the Board need not be by written ballot unless the Bylaws shall so provide.

ARTICLE VIII

Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the actions to be so taken, shall be signed by both (i) the holders of stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted and (ii) each of the holders of a majority of the DHI Common Stock beneficially owned by the MD Stockholders and a majority of the DHI Common Stock beneficially owned by the SLP Stockholders, if any, that are stockholders at such time, and shall be delivered to the Corporation by delivery to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings are recorded.

ARTICLE IX

Subject to any limitations set forth in this Certificate of Incorporation, including, without limitation, pursuant to Section 5.2(h)(2)(B), and to obtaining any required stockholder votes or consents required hereby, the Board of Directors is expressly authorized to amend, alter or repeal the Bylaws or adopt new Bylaws, without any action on the part of the stockholders; provided, that Bylaws adopted or amended by the Board of Directors and any powers thereby conferred may be amended, altered or repealed by the stockholders subject to any limitations set forth in this Certificate of Incorporation.

ARTICLE X

(a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the DGCL, as the same exists or may hereafter be amended to further limit or eliminate such liability. Moreover, the Corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

(b) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a ”proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article X shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article X or otherwise.

(c) The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article X.

(d) If a written claim for advancement and payment of expenses received by the Corporation from or on behalf of an indemnified party under this Article X is not paid in full by the Corporation within ninety days after such receipt, or if a written claim for indemnification following final disposition of the applicable proceeding received by the Corporation by or on behalf of an indemnified party under this Article X is not paid in full by the Corporation within ninety days after such receipt, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(e) The right to indemnification and the advancement and payment of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(f) The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(g) If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE XI

To the fullest extent permitted by the DGCL and subject to any express agreement that may from time to time be in effect, the Corporation acknowledges and agrees that any Covered Person may, and shall have no duty not to, (i) invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any Person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Corporation or any of its Subsidiaries (which for all purposes of this Article XI shall include VMware and its subsidiaries), (ii) do business with any client, customer, vendor or lessor of any of the Corporation or its Affiliates, and/or (iii) make investments in any kind of property in which the Corporation may make investments. To the fullest extent permitted by the DGCL, the Corporation renounces any interest or expectancy to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person and shall indemnify a Covered Person against any claim that such Covered Person is liable to the Corporation, any Subsidiary or their respective stockholders for breach of any fiduciary duty solely by reason of such Person’s participation in any such business or investment. The Corporation shall pay in advance any expenses incurred in defense of such claim as provided in this provision. The Corporation hereby expressly acknowledges and agrees in the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Person outside of his or her capacity as an officer or director of the Corporation and (y) the Corporation or any Subsidiary, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Corporation or any Subsidiary. To the fullest extent permitted by the DGCL, the Corporation hereby renounces any interest or expectancy in any potential transaction or matter of which the Covered Person acquires knowledge, except for any corporate opportunity which is expressly offered to a Covered Person in writing solely in his or her capacity as an officer or director of the Corporation or any Subsidiary, and waives any claim against each Covered Person and shall indemnify a Covered Person against any claim, that such Covered Person is liable to the Corporation, any Subsidiary or their respective stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other Person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another Person or (C) does not communicate information regarding such corporate opportunity to the Corporation or such Subsidiary; provided, however, in each such case, that any corporate opportunity which is expressly offered to a Covered Person in writing solely in his or her capacity as an officer or director of the Corporation shall belong to the Corporation. The Corporation shall pay in advance any expenses incurred in defense of such claim as provided in this provision, except to the extent that a Covered Person is determined by a final, non-appealable order of a Delaware court having competent jurisdiction (or any other judgment which is not appealed in the applicable time) to have breached this Article XI, in which case any such advanced expenses shall be promptly reimbursed to the Corporation.

ARTICLE XII

(a) Subject to obtaining any required stockholder votes or consents provided for herein or in any Preferred Stock Series Resolution, the Corporation shall have the right, from time to time, to amend this Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this Certificate of Incorporation or any amendment thereof are conferred subject to such right.

(b) Notwithstanding anything herein to the contrary, (i) the affirmative vote of the holders of a majority of the then issued and outstanding shares of Class A Common Stock and (ii) the affirmative vote of the holders of a majority of the then issued and outstanding shares of Class B Common Stock shall be required (A) for any amendment, alteration or repeal (including by merger, consolidation or otherwise by operation of law) of Article V and/or Article VI hereof and, (B) for so long as the MD Stockholders or the SLP Stockholders own any Common Stock, for any amendment, alteration or repeal (including by merger, consolidation or otherwise by operation of law) of Article X, Article VI or this paragraph (b) of Article XII hereof.

(c) Notwithstanding anything herein to the contrary, the affirmative vote of the holders of a majority of the then issued and outstanding shares of Class C Common Stock shall be required for any amendment, alteration or repeal (including by merger, consolidation or otherwise by operation of law) of paragraph (b)(4) of Article VI hereof that would have a material adverse effect on the powers or special rights of the Class C Common Stock pursuant to such paragraph.

ARTICLE XIII

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action asserting a claim against the Corporation or any director or officer or stockholder of the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws, or (D) any action asserting a claim against the Corporation or any director or officer or stockholder of the Corporation governed by the internal affairs doctrine, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

ARTICLE XIV

The Corporation shall not be governed by or subject to Section 203 of the DGCL.

ARTICLE XV

CERTAIN DEFINITIONS

Unless the context otherwise requires, the terms defined in this Article XV will have, for all purposes of this Certificate of Incorporation, the meanings herein specified:

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control” means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Certificate of Incorporation (except as used in Section 5.2(h)(2) and the definition of “Excluded Transactions” provided in this Article XV), (i) the Corporation, its Subsidiaries and its other controlled Affiliates (including VMware and its subsidiaries) shall not be considered Affiliates of any of the Sponsor Stockholders or any of such party’s Affiliates (other than the Corporation, its Subsidiaries and its other controlled Affiliates), (ii) none of the MD Stockholders and the MSD Partners Stockholders, on the one hand, and/or the SLP Stockholders, on the other hand, shall be considered Affiliates of each other and (iii) except with respect to Article XI, none of the Sponsor Stockholders shall be considered Affiliates of (x) any portfolio company in which any of the Sponsor Stockholders or any of their investment fund Affiliates have made a debt or equity investment (and vice versa) or (y) any limited partners, non-managing members or other similar direct or indirect investors in any of the Sponsor Stockholders or their affiliated investment funds.

“Aggregate Group II Director Votes” means, as of the date of measurement:

(i) seven (7) votes for all matters subject to the vote of the Board of Directors (whether by a meeting or by written consent) for so long as the MD Stockholders beneficially own an aggregate of more than 35% of the issued and outstanding DHI Common Stock; or, so long as the foregoing subclause (i) is not applicable,

(ii) three (3) votes for all matters subject to the vote of the Board of Directors (whether by a meeting or by written consent) for so long as the MD Stockholders beneficially own an aggregate number of shares of DHI Common Stock equal to more than 66 2/3% of the Reference Number;

(iii) two (2) votes for all matters subject to the vote of the Board of Directors (whether by a meeting or by written consent) for so long as the MD Stockholders beneficially own an aggregate number of shares of DHI Common Stock equal to more than 33 1/3% but less than or equal to 66 2/3% of the Reference Number;

(iv) one (1) vote for all matters subject to the vote of the Board of Directors (whether by a meeting or by written consent) for so long as the MD Stockholders beneficially own an aggregate number of shares of DHI Common Stock equal to 10% or more but less than or equal to 33 1/3% of the Reference Number; and

(v) zero (0) votes for all matters subject to the vote of the Board of Directors (whether by a meeting or by written consent) for so long as the MD Stockholders beneficially own an aggregate number of shares of DHI Common Stock representing less than 10% of the Reference Number;

provided, that subject to the immediately succeeding sentence, at any time that the MD Stockholders beneficially own a number of shares of DHI Common Stock equal to or greater than 1.5 times the number of shares of DHI Common Stock beneficially owned by the SLP Stockholders, the Aggregate Group II Director Votes will equal seven (7) votes. Notwithstanding anything in this definition of “Aggregate Group II Director Votes” to the contrary, on and after a Disabling Event and if at the commencement of such Disabling Event the SLP Stockholders beneficially own an aggregate number of shares of DHI Common Stock equal to at least 50% of the Reference Number, then the aggregate number of votes that the Group II Directors will be entitled to will be the lesser of (A) the number of votes that the Group II Directors would be entitled to without regard to this sentence and (B) that number of votes that then constitutes the Aggregate Group III Director Votes; provided, that if the Disabling Event is a Disability of MD, then this sentence shall cease to apply, and the number of votes of the Group II Directors and the Group III Directors shall be calculated without regard to this sentence, upon the cessation of such Disabling Event; provided, further, that following and during the continuance of a Disabling Event, if the MD Stockholders beneficially own at least a majority of the outstanding DHI Common Stock and an MD Stockholder enters into a Qualified Sale Transaction which requires approval of the Board of Directors, the number of votes of the Group II Directors and the Group III Directors with respect to the vote by the Board of Directors on any such Qualified Sale Transaction, definitive agreements and filings related thereto and/or the consummation thereof shall be determined without giving effect to such Disabling Event.

“Aggregate Group III Director Votes” means, as of the date of measurement:

(i) three (3) votes for all matters subject to the vote of the Board of Directors (whether by a meeting or by written consent) for so long as the SLP Stockholders beneficially own a number of shares of DHI Common Stock (other than Class D Common Stock) equal to more than 66 2/3% of the Reference Number;

(ii) two (2) votes for all matters subject to the vote of the Board of Directors (whether by a meeting or by written consent) for so long as the SLP Stockholders beneficially own a number of shares of DHI Common Stock (other than Class D Common Stock) representing more than 33 1/3% but less than or equal to 66 2/3% of the Reference Number;

(iii) one (1) vote for all matters subject to the vote of the Board of Directors (whether by a meeting or by written consent) for so long as the SLP Stockholders beneficially own a number of shares of DHI Common Stock (other than Class D Common Stock) representing 10% or more but less than or equal to 33 1/3% of the Reference Number; and

(iv) zero (0) votes for all matters subject to the vote of the Board of Directors (whether by a meeting or by written consent) for so long as the SLP Stockholders beneficially own a number of shares of DHI Common Stock (other than Class D Common Stock) representing less than 10% of the Reference Number.

“Anticipated Closing Date” means the anticipated closing date of any proposed Qualified Sale Transaction, as determined in good faith by the Board of Directors on the Applicable Date.

“Applicable Conversion Percentage” means (i) from the first date the Class C Common Stock is Publicly Traded until the first anniversary thereof, 120%, (ii) from and after the first anniversary of such date until the second anniversary of such date, 115%, and (iii) from and after the second anniversary of such date, 110%.

“Applicable Date” means, with respect to any proposed Qualified Sale Transaction, (i) the date that the applicable notice is delivered to the SLP Stockholders by the Corporation that the MD Stockholder has entered into a Qualified Sale Transaction; provided, that a definitive agreement providing for such Qualified Sale Transaction on the terms specified in such notice has been entered into with the applicable purchaser prior to delivering such notice, and (ii) in all instances other than those specified in clause (i), the date that a definitive agreement is entered into with the applicable purchaser providing for such Qualified Sale Transaction.

“Approved Exchange” means the New York Stock Exchange and/or the Nasdaq Stock Market.

“Average Market Value” of a share of any class of common stock or other Publicly Traded capital stock means the average of the daily Market Values of one share of such class of common stock or such other capital stock over the applicable period prescribed in this Certificate of Incorporation.

“Award” means an award pursuant to a Stock Plan of restricted stock units (including performance-based restricted stock units) that correspond to DHI Common Stock and/or options to subscribe for, purchase or otherwise acquire shares of DHI Common Stock.

“beneficially owns” and similar terms have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto; provided, however, that no stockholder shall be deemed to beneficially own any Securities held by any other stockholder solely by virtue of the provisions of any stockholder agreement or similar contractual arrangement; provided, further, that (i) for the purposes of calculating the beneficial ownership of the MD Stockholders, all of the MD Stockholders’ DHI Common Stock, the MSD Partners Stockholders’ DHI Common Stock, all of their respective Affiliates’ DHI Common Stock and all of their respective Permitted Transferees’ DHI Common Stock (including in each case DHI Common Stock issuable upon exercise, delivery or vesting of Awards) shall be included as being owned by the MD Stockholders and as being outstanding (except for DHI Common Stock that was transferred by the MD Stockholders, their Affiliates or Permitted Transferees after MD’s death to an individual or Person other than an (i) individual or entity described in clause (1)(a), (1)(b), (1)(c) or (1)(d) of the definition of “Permitted Transferee” or (ii) an MD Fiduciary), and (ii) for the purposes of calculating the beneficial ownership of any other stockholder, all of such stockholder’s DHI Common Stock, all of its Affiliates’ DHI Common Stock and all of its Permitted Transferees’ DHI Common Stock (including in each case DHI Common Stock issuable upon exercise, delivery or vesting of Awards) shall be included as being owned by such stockholder and as being outstanding.

“Bylaws” means the bylaws of the Corporation, as amended or restated from time to time in accordance with this Certificate of Incorporation.

“Capital Stock Committee” means the standing committee of the Board of Directors as provided for in the Bylaws.

“Certificate of Incorporation” means this Fifth Amended and Restated Certificate of Incorporation, as it may be amended from time to time.

“Class V Group” means, as of any date:

(i) the direct and indirect economic rights of the Corporation in all of the shares of common stock of VMware owned by the Corporation as of the Effective Date;

(ii) all assets, liabilities and businesses acquired or assumed by the Corporation or any of its Subsidiaries for the account of the Class V Group, or contributed, allocated or transferred to the Class V Group (including the net proceeds of any issuances, sales or incurrences for the account of the Class V Group of shares of Class V Common Stock or indebtedness attributed to the Class V Group), in each case, after the Effective Date and as shall be determined by the Board of Directors; and

(iii) all net income and net losses arising in respect of the foregoing, including dividends received by the Corporation with respect to common stock of VMware, and the proceeds of any Disposition of any of the foregoing;

provided, that the Class V Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date for which Fair Value of the proceeds has been allocated to the Class V Group, (B) any assets, liabilities or businesses disposed of by dividend to holders of Class V Common Stock or in redemption of shares of Class V Common Stock, from and after the date of such Disposition, (C) any assets, liabilities or businesses transferred or allocated after the Effective Date from the Class V Group to the DHI Group, from and after the date of such transfer or allocation, or (D) any Retained Interest Dividend Amount or Retained Interest Redemption Amount, from and after the date of such transfer or allocation.

“Class V Group Allocable Net Proceeds” means, with respect to any Class V Group Disposition, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Class V Group Net Proceeds of such Class V Group Disposition, by (y) the Outstanding Interest Fraction as of such date.

“Class V Group Available Dividend Amount” as of any date, means the amount of dividends, as determined by the Board of Directors, that could be paid by a corporation governed under Delaware law having the assets and liabilities of the Class V Group, an amount of outstanding common stock (and having an aggregate par value) equal to the amount (and aggregate par value) of the outstanding Class V Common Stock and an amount of earnings or loss or other relevant corporate attributes as reasonably determined by the Board of Directors in light of all factors deemed relevant by the Board of Directors.

“Class V Group Conversion Date” means any date and time fixed by the Board of Directors for a conversion of shares of Class V Common Stock pursuant to Section 5.2.

“Class V Group Conversion Selection Date” means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of Class V Common Stock will be selected for conversion pursuant to Section 5.2 (which, for the avoidance of doubt, may be the same date and time as the Class V Group Conversion Date).

“Class V Group Disposition” means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of assets of the Class V Group constituting all or substantially all of the assets of the Class V Group to one or more Persons.

“Class V Group Net Proceeds” means, as of any date, with respect to any Class V Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, without duplication, (i) any taxes, including withholding taxes, payable by the Corporation or any of its Subsidiaries (currently, or otherwise as a result of the utilization of the Corporation’s tax attributes) in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to Section 5.2(m)(3)(A), (B) or (D), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses, (iii) any liabilities (contingent or otherwise), including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations of the Corporation or any of its Subsidiaries incurred in connection with or resulting from such Disposition or otherwise, and any liabilities for future purchase price adjustments and (iv) any preferential amounts plus any accumulated and unpaid dividends in respect of the preferred stock attributed to the Class V Group. For purposes of this definition, any assets of the Class V Group remaining after such Disposition will constitute “reasonable provision” for such amount of taxes, costs, liabilities and other obligations as can be supported by such assets.

“Class V Group Redemption Date” means any date and time fixed by the Board of Directors for a redemption of shares of Class V Common Stock pursuant to Section 5.2.

“Class V Group Redemption Selection Date” means the date and time fixed by the Board of Directors on which shares of Class V Common Stock are to be selected for redemption pursuant to Section 5.2 (which, for the avoidance of doubt, may be the same date and time as the Class V Group Redemption Date).

“Class V Group VMware Redemption Selection Date” means the date and time fixed by the Board of Directors on which shares of Class V Common Stock are to be selected for exchange pursuant to Section 5.2(m)(1) (which, for the avoidance of doubt, may be the same date and time as the Class V Group VMware Redemption Date).

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Convertible Securities” means any securities of a Person that are convertible into, or exercisable or exchangeable for, securities of such Person or any other Person, whether upon conversion, exercise or exchange at such time or a later time or only upon the occurrence of certain events, but in respect of anti-dilution provisions of such securities only upon the effectiveness thereof.

“Covered Person” means (i) any director or officer of the Corporation or any of its Subsidiaries (including for this purpose VMware and its subsidiaries) who is also a director, officer, employee, managing director or other Affiliate of MSDC or SLP, (ii) MSDC and the MSD Partners Stockholders, and (iii) SLP and the SLP Stockholders; provided, that MD shall not be a “Covered Person” for so long as he is an executive officer of the Corporation or any of the Specified Subsidiaries.

“Dell” means Dell Inc., a Delaware corporation and wholly-owned subsidiary of Intermediate.

“Dell International” means Dell International L.L.C., a Delaware limited liability company.

“Denali Finance” means Denali Finance Corp., a Delaware corporation.

“Designation Rights Trigger Event” means the earliest to occur of the following: (i) with respect to both the Class A Common Stock and the Class B Common Stock, an IPO, (ii) with respect to the Class A Common Stock, the Aggregate Group II Director Votes equaling zero (0) and (iii) with respect to the Class B Common Stock, the Aggregate Group III Director Votes equaling zero (0).

“DHI Group” means, as of any date:

(i) the direct and indirect interest of the Corporation and any of its Subsidiaries (including EMC) as of the Effective Date in all of the businesses, assets (including the VMware Notes), properties, liabilities and preferred stock of the Corporation and any of its Subsidiaries, other than any businesses, assets, properties, liabilities and preferred stock attributable to the Class V Group as of the Effective Date;

(ii) all assets, liabilities and businesses acquired or assumed by the Corporation or any of its Subsidiaries for the account of the DHI Group, or contributed, allocated or transferred to the DHI Group (including the net proceeds of any issuances, sales or incurrences for the account of the DHI Group of shares of DHI Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of DHI Common Stock, or indebtedness or Preferred Stock attributed to the DHI Group and including any allocations or transfers of any Retained Interest Dividend Amount or Retained Interest Redemption Amount or otherwise in respect of any Inter-Group Interest in the Class V Group), in each case, after the Effective Date and as determined by the Board of Directors;

(iii) all net income and net losses arising in respect of the foregoing and the proceeds of any Disposition of any of the foregoing; and

(iv) an Inter-Group Interest in the Class V Group equal to one (1) minus the Outstanding Interest Fraction as of such date;

provided, that the DHI Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date for which Fair Value of the proceeds has been allocated to the DHI Group, (B) any assets, liabilities or businesses disposed of by dividend to holders of DHI Common Stock or in redemption of shares of DHI Common Stock, from and after the date of such Disposition, or (C) any assets, liabilities or businesses transferred or allocated after the Effective Date from the DHI Group to the Class V Group (other than through the DHI Group’s Inter-Group Interest in the Class V Group, if any, pursuant to clause (iv) above), from and after the date of such transfer or allocation.

“DHI Group Available Dividend Amount” as of any date, means the amount of dividends, as determined by the Board of Directors, that could be paid by a corporation governed under Delaware law having the assets and liabilities of the DHI Group, an amount of outstanding common stock (and having an aggregate par value) equal to the amount (and aggregate par value) of the outstanding DHI Common Stock and an amount of earnings or loss or other relevant corporate attributes as reasonably determined by the Board of Directors in light of all factors deemed relevant by the Board of Directors.

“Disability” means any physical or mental disability or infirmity that prevents the performance of MD’s duties as a director or Chief Executive Officer of the Corporation or any Domestic Specified Subsidiary (if, in the case of a Domestic Specified Subsidiary, MD is at the time of such disability or infirmity serving as a director or the Chief Executive Officer of such Domestic Specified Subsidiary) for a period of one hundred eighty (180) consecutive days.

“Disabling Event” means either the death, or the continuation of any Disability, of MD.

“Disposition” means the sale, transfer, exchange, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of assets. The term “Disposition” does not include a pledge of assets not foreclosed, or, notwithstanding the foregoing, the consolidation or merger of the Corporation with or into any other Person or Persons or any other business combination involving the Corporation as a whole or any internal restructuring or reorganization.

“Domestic Specified Subsidiary” means each of (i) Intermediate, (ii) Denali Finance, (iii) Dell, (iv) EMC, (v) Dell International (until such time as the MD Stockholders and the SLP Stockholders otherwise agree), and (vi) any successors and assigns of any of Intermediate, Denali Finance, Dell, EMC and Dell International (until such time as the MD Stockholders and the SLP Stockholders otherwise agree) that are Subsidiaries of the Corporation and are organized or incorporated under the laws of the United States, any State thereof or the District of Columbia.

“Effective Date” means September 7, 2016.

“EMC” means EMC Corporation, a Massachusetts corporation and wholly-owned subsidiary of the Corporation.

“Excluded Transaction” means, with respect to the Class V Group:

(i) the Disposition by the Corporation of all or substantially all of its assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation and the distribution of assets to stockholders as referred to in Section 5.2(f);

(ii) the Disposition of the businesses, assets, properties, liabilities and preferred stock of such Group as contemplated by Section 5.2(m)(1) or (2) or otherwise to all holders of shares of the series of common stock related to such Group, divided among such holders on a pro rata basis in accordance with the number of shares of common stock of such class or series outstanding;

(iii)	the Disposition to any wholly-owned Subsidiary of the Corporation; or

(iv) a Disposition conditioned upon the approval of the holders of Class V Common Stock (other than shares held by the Corporation’s Affiliates), voting as a separate voting group.

“Fair Market Value” means, as of any date, (i) with respect to cash, the value of such cash on such date, (ii) with respect to Marketable Securities and any other securities that are immediately and freely tradeable on stock exchanges and over-the-counter markets, the average of the closing price of such securities on its principal exchange or over-the-counter market for the ten (10) trading days immediately preceding such date and (iii) with respect to any other securities or other assets, the fair value per security of the applicable securities or assets as of such date on the basis of the sale of such securities or assets in an arm’s-length private sale between a willing buyer and a willing seller, neither acting under compulsion, determined in good faith by MD (or, during the existence of a Disabling Event, the MD Stockholders) and the SLP Stockholders.

“Fair Value” means, as of any date:

(i) in the case of any equity security or debt security that is Publicly Traded, the Market Value thereof, as of such date;

(ii) in the case of any equity security or debt security that is not Publicly Traded, the fair value per share of stock or per other unit of such security, on a fully distributed basis (excluding any illiquidity discount), as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors, or, if no such investment banking firm is selected, as determined in the good faith judgment of the Board of Directors;

(iii) in the case of cash denominated in U.S. dollars, the face amount thereof and in the case of cash denominated in other than U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in The Wall Street Journal on such date or, if not so published, at such rate as shall be determined in good faith by the Board of Directors based upon such information as the Board of Directors shall in good faith determine to be appropriate; and

(iv) in the case of assets or property other than securities or cash, the “Fair Value” thereof shall be determined in good faith by the Board of Directors based upon such information (including, if deemed desirable by the Board of Directors, appraisals, valuation reports or opinions of experts) as the Board of Directors shall in good faith determine to be appropriate.

“Group” means the DHI Group or the Class V Group.

“Immediate Family Members” means, with respect to any natural person (including MD), (i) such natural person’s spouse, children (whether natural or adopted as minors), grandchildren or more remote descendants, siblings, spouse’s siblings and (ii) the lineal descendants of each of the persons described in the immediately preceding clause (i).

“Initial SLP Stockholders” means the SLP Stockholders who purchased Series B Stock (as defined in the Corporation’s Fourth Amended and Restated Certificate of Incorporation) on October 29, 2013, together with any of their Permitted Transferees to whom they transferred or transfer Series B Stock and/or DHI Common Stock.

“Initial SLP Stockholders’ Investment” means the Initial SLP Stockholders’ initial investment in the Corporation and its Subsidiaries on October 29, 2013.

“Inter-Group Interest in the Class V Group” means, as of any date, the proportionate undivided interest, if any, that the DHI Group may be deemed to hold as of such date in the assets, liabilities, properties and businesses of the Class V Group in accordance with this Certificate of Incorporation. An Inter-Group Interest in the Class V Group held by the DHI Group is expressed in terms of the Number of Retained Interest Shares.

“Intermediate” means Denali Intermediate Inc., a Delaware corporation and a wholly-owned subsidiary of the Corporation.

“IPO” means the consummation of the “Merger” as defined in that certain Agreement and Plan of Merger, dated as of July 1, 2018, by and between the Corporation and Teton Merger Sub Inc., a Delaware corporation, as it may be amended and/or restated from time to time.

“IRR” means, as of any date of determination, the discount rate at which the net present value of all of the Initial SLP Stockholders’ investments in the Corporation and its Subsidiaries on and after October 29, 2013 (including, without limitation, the Initial SLP Stockholders’ Investment and in connection with the Merger) to the date of determination and the Return to the Initial SLP Stockholders through such time equals zero, calculated for each such date that an investment was made in the Corporation or its Subsidiaries from the actual date such investment was made and for any Return, from the date such Return was received by the Initial SLP Stockholders.

“Market Value” of a share of any Publicly Traded stock on any Trading Day means the volume weighted average price of reported sales prices regular way of a share of such stock on such Trading Day, or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of such stock on such Trading Day, in either case on the New York Stock Exchange, or if the shares of such stock are not listed on the New York Stock Exchange on such Trading Day, on any tier of the Nasdaq Stock Market, provided that, for purposes of determining the Average Market Value for any period, (i) the “Market Value” of a share of stock on any day during such period prior to the “ex” date or any similar date for any dividend paid or to be paid with respect to such stock shall be reduced by the fair market value of the per share amount of such dividend as determined by the Board of Directors and (ii) the “Market Value” of a share of stock on any day during such period prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such stock or (B) the “ex” date or any similar date for any dividend with respect to any such stock in shares of such stock shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

“Marketable Securities” means securities that (i) are traded on an Approved Exchange or any successor thereto, (ii) are, at the time of consummation of the applicable transfer, registered, pursuant to an effective registration statement and will remain registered until such time as such securities can be sold by the holder thereof pursuant to Rule 144 (or any successor provision) under the Securities Act, as such provision is amended from time to time, without any volume or manner of sale restrictions, (iii) are not subject to restrictions on transfer as a result of any applicable contractual provisions or by law (including the Securities Act) and (iv) the aggregate amount of which securities received by the Sponsor Stockholders (other than the MD Stockholders), collectively, with those received by its Affiliates, in any Qualified Sale Transaction do not constitute 10% or more of the issued and outstanding securities of such class on a pro forma basis after giving effect to such transaction. For the purpose of this definition, Marketable Securities are deemed to have been received on the trading day immediately prior to the Applicable Date.

“MD” means Michael S. Dell.

“MD Charitable Entity” means the Michael & Susan Dell Foundation and any other private foundation or supporting organization (as defined in Section 509(a) of the U.S. Internal Revenue Code of 1986, as amended from time to time) established and principally funded directly or indirectly by MD and/or his spouse.

“MD Fiduciary” means any trustee of an inter vivos or testamentary trust appointed by MD.

“MD Related Parties” means any or all of MD, the MD Stockholders, the MSD Partners Stockholders, any Permitted Transferee of the MD Stockholders or the MSD Partners Stockholders, any Affiliate or family member of any of the foregoing and/or any business, entity or Person which any of the foregoing controls, is controlled by or is under common control with; provided, that neither the Corporation nor any of its Subsidiaries (including for this purpose VMware and its subsidiaries) shall be considered an “MD Related Party” regardless of the number of shares of Common Stock beneficially owned by the MD Stockholders.

“MD Stockholders” means, collectively, MD and the SLD Trust, together with their respective Permitted Transferees that acquire Common Stock.

“Merger” means the merger of Merger Sub, a Delaware corporation and a direct wholly-owned subsidiary of the Corporation, with and into EMC, with EMC surviving as a wholly-owned subsidiary of the Corporation.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of October 12, 2015, among the Corporation, Dell, Merger Sub and EMC, as amended through the date of this Certificate of Incorporation.

“Merger Sub” means Universal Acquisition Co., a Delaware corporation and a direct wholly-owned subsidiary of the Corporation.

“Minimum Return Requirement” means, with respect to the Initial SLP Stockholders, a Return with respect to their aggregate equity investment on and after October 29, 2013 in the Corporation and its Subsidiaries through the Anticipated Closing Date (including, without limitation, the Initial SLP Stockholders’ Investment and in connection with the Merger) equal to or greater than both (i) two (2.0) multiplied by the SLP Invested Amount and (ii) the amount necessary to provide the Initial SLP Stockholders with an IRR of 20.0% on the SLP Invested Amount. Whether a proposed Qualified Sale Transaction satisfies the Minimum Return Requirement will be determined as of the Applicable Date, and, for purposes of determining whether the Minimum Return Requirement has been satisfied, the Fair Market Value of any Marketable Securities (A) received prior to the Applicable Date shall be determined as of the trading date immediately preceding the date on which they are received by the Initial SLP Stockholders and (B) to be received in the proposed Qualified Sale Transaction shall be determined as of the Applicable Date. For purposes of determining the Minimum Return Requirement, for the avoidance of doubt, other payments received by the Initial SLP Stockholders, or in respect of which the Initial SLP Stockholders have been reimbursed or indemnified shall be disregarded and shall not be considered payments received in respect of the Initial SLP Stockholders’ investment in the Corporation and its Subsidiaries.

“MSDC” means MSD Partners, L.P. and its Affiliates (other than MD for so long as MD serves as the Chief Executive Officer of the Corporation).

“MSD Partners Stockholders” means, collectively, (a) MSDC Denali Investors, L.P., a Delaware limited partnership, and MSDC Denali EIV, LLC, a Delaware limited liability company, together with (b)(i) their respective Permitted Transferees that acquire Common Stock and (ii)(x) any Person or group of Affiliated Persons to whom the MSD Partners Stockholders and their respective Permitted Transferees have transferred, at substantially the same time, an aggregate number of shares of DHI Common Stock greater than 50% of the outstanding shares of DHI Common Stock owned by the MSD Partners Stockholders immediately following the closing of the Merger (as adjusted for any stock split, stock dividend, reverse stock split or similar event occurring after the closing of the Merger) and (y) any Permitted Transferees of such Persons specified in clause (x).

“Number of Retained Interest Shares” means the proportionate undivided interest, if any, that the DHI Group may be deemed to hold in the assets, liabilities and businesses of the Class V Group in accordance with this Certificate of Incorporation, which shall be represented by a number of unissued shares of Class V Common Stock, which will initially be equal to the number of shares of common stock of VMware owned by the Corporation and its Subsidiaries on the Effective Date minus the number of shares of Class V Common Stock to be issued on the Effective Date, and will from time to time thereafter be (without duplication):

(i) adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Class V Common Stock and dividends of shares of Class V Common Stock to holders of Class V Common Stock and other reclassifications of Class V Common Stock;

(ii) decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of Class V Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the DHI Group, or issued as a dividend on DHI Common Stock pursuant to Section 5.2(e)(2)(B); (B) in the event of a Retained Interest Partial Redemption, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the Retained Interest Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of Class V Common Stock redeemed pursuant to Section 5.2(m)(3)(B) or (D), as applicable, by the applicable Class V Group Redemption Amount or the applicable portion of the Class V Group Allocable Net Proceeds applied to such redemption; (C) by the number of shares of Class V Common Stock issued upon the conversion, exchange or exercise of any Convertible Securities that, immediately prior to the issuance or sale of such Convertible Securities, were included in the Number of Retained Interest Shares and (D) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (D), of assets attributed to the Class V Group that are transferred or allocated from the Class V Group to the DHI Group in consideration of a reduction in the Number of Retained Interest Shares, by (y) the Fair Value of a share of Class V Common Stock as of the date of such transfer or allocation;

(iii) increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of Class V Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the DHI Group, (y) following their retirement or redemption for no consideration if immediately prior thereto, they were owned by an asset or business attributed to the DHI Group, or (z) following their conversion into shares of Class C Common Stock pursuant to Section 5.2(m)(3)(C) or (D); (B) in accordance with the applicable provisions of Section 5.2(e)(1)(B)(II); (C) by the number of shares of Class V Common Stock into or for which Convertible Securities attributed as a liability to, or equity interest in, the Class V Group are deemed converted, exchanged or exercised by the DHI Group pursuant to Section 5.2(o), and (D) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (D), of assets theretofore attributed to the DHI Group that are contributed to the Class V Group in consideration of an increase in the Number of Retained Interest Shares, by (II) the Fair Value of a share of Class V common Stock as of the date of such contribution; and

(iv) increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of Section 5.2 to reflect the economic substance of any other event or circumstance; provided, that in each case, the adjustment will be made in a manner intended to reflect the relative economic interest of the DHI Group in the Class V Group.

Whenever a change in the Number of Retained Interest Shares occurs, the Corporation will promptly thereafter prepare and file a statement of such change and the amount to be allocated to the DHI Group with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

“outstanding,” when used with respect to the shares of any class of common stock, will include, without limitation, the shares of such class, if any, held by any subsidiary of the applicable corporation, except as otherwise provided by applicable law with respect to the exercise of voting rights. No shares of any class of common stock (or Convertible Securities that are convertible into or exercisable or exchangeable for common stock) held by a corporation in its treasury will be deemed outstanding, nor will any shares be deemed outstanding, with respect to the Corporation, which are attributable to the Number of Retained Interest Shares.

“Outstanding Interest Fraction” as of any date, means a fraction, the numerator of which is the aggregate number of shares of Class V Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of Class V Common Stock outstanding on such date, plus (ii) the Number of Retained Interest Shares as of such date, provided, that such fraction will in no event be greater than one.

“Permitted Transferee” means:

1.	In the case of the MD Stockholders:

a.	MD, SLD Trust or any Immediate Family Member of MD;

b.	any MD Charitable Entity;

c.

one or more trusts whose current beneficiaries are and will remain for so long as such trust holds Securities, any of (or any combination of) MD, one or more Immediate Family Members of MD or MD Charitable Entities;

d.

any corporation, limited liability company, partnership or other entity wholly-owned by any one or more Persons or entities described in clause (1)(a), (1)(b) or (1)(c) of this definition of “Permitted Transferee”; or

e.	from and after MD’s death, any recipient under MD’s will, any revocable trust established by MD that becomes irrevocable upon MD’s death, or by the laws of descent and distribution;

provided, that:

i.

in the case of any Transfer of Securities to a Permitted Transferee of MD during MD’s life, MD would have, after such Transfer, voting control in any capacity over a majority of the aggregate number of Securities owned by the MD Stockholders and owned by the Persons or entities described in clause (1)(a), (1)(b), (1)(c) or (1)(d) of this definition of “Permitted Transferee” as a result of Transfers hereunder;

ii.

any such transferee enters into a joinder agreement as may be required under one or more binding contracts, commitments or agreements or in such other form and substance reasonably satisfactory to the SLP Stockholders;

iii.

in the case of any Transfer of Securities to a Permitted Transferee of MD that is a Person described in clause (1)(a), (1)(b), (1)(c) or (1)(d) of this definition of “Permitted Transferee” during MD’s life, such Transfer is gratuitous; and

iv.

MD shall have a validly executed power-of-attorney designating an attorney-in-fact or agent, or with respect to any Securities Transferred to a trust revocable by MD, a MD Fiduciary, that is authorized to act on MD’s behalf with respect to all rights held by MD relating to Securities in the event that MD has become incapacitated.

For the avoidance of doubt, the foregoing clauses (i) through (iv) of the foregoing proviso are applicable only to Transfers of Securities by MD to his Permitted Transferees, do not apply to any other Transfers of Securities, and shall not be applicable after the consummation of an IPO.

2.

In the case of the MSD Partners Stockholders, (A) any of its controlled Affiliates (other than portfolio companies) or (B) an affiliated private equity fund of the MSD Partners Stockholders that remains such an Affiliate or affiliated private equity fund of such MSD Partners Stockholder; provided, that for the avoidance of doubt, except as otherwise agreed in writing between the Sponsor Stockholders, the MD Stockholders and Permitted Transferees of the MD Stockholders shall not be Permitted Transferees of any MSD Partners Stockholder.

3.

In the case of any other stockholder (other than the MD Stockholders or the MSD Partners Stockholders) that is a partnership, limited liability company or other entity, (A) any of its controlled Affiliates (other than portfolio companies) or (B) an affiliated private equity fund of such stockholder that remains such an Affiliate or affiliated private equity fund of such stockholder.

For the avoidance of doubt, (x) each MD Stockholder will be a Permitted Transferee of each other MD Stockholder, (y) each MSD Partners Stockholder will be a Permitted Transferee of each other MSD Partners Stockholder and (z) each SLP Stockholder will be a Permitted Transferee of each other SLP Stockholder.

“Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.

“Publicly Traded” means, with respect to shares of capital stock or other securities, that such shares or other securities are traded on a U.S. securities exchange.

“Qualified Sale Transaction” means any Sale Transaction (i) pursuant to which more than 50% of the DHI Common Stock and other debt securities exercisable or exchangeable for or convertible into DHI Common Stock, or any option, warrant or other right to acquire any DHI Common Stock or such debt securities of the Corporation will be acquired by a Person that is not an MD Related Party, nor the Corporation or any Subsidiary of the Corporation, (ii) in respect of which each Sponsor Stockholder other than the MD Stockholders has the right to participate in such Sale Transaction on the same terms as the MD Stockholders, (iii) unless otherwise agreed by prior written consent of the SLP Stockholders, in which the SLP Stockholders will receive consideration for their DHI Common Stock and any other securities acquired pursuant to the exercise of any participation rights to which such SLP Stockholders are contractually entitled, if any, that consists entirely of cash and/or Marketable Securities and (iv) unless otherwise agreed by prior written consent of the SLP Stockholders, in which the net proceeds of cash and Marketable Securities to be received by the Initial SLP Stockholders will, as of the Applicable Date, result in the Minimum Return Requirement being satisfied.

“Reference Number” means ninety-eight million, one-hundred eighty-one thousand, eight hundred eighteen (98,181,818) shares of DHI Common Stock (as adjusted for any stock split, stock dividend, reverse stock split or similar event occurring after the Merger).

“Retained Interest Dividend” and “Retained Interest Dividend Amount” have the respective meanings ascribed to them in Section 5.2(e)(1)(B)(I).

“Retained Interest Redemption Amount” and “Retained Interest Partial Redemption” have the respective meanings ascribed to them in Section 5.2(m)(3).

“Return” means, as of any date of determination, the sum of (i) all cash, (ii) the Fair Market Value of all Marketable Securities (determined as of the trading date immediately preceding the date on which they are received by the Initial SLP Stockholders if not received in a Qualified Sale Transaction, or if received in a Qualified Sale Transaction, the Applicable Date) and (iii) the Fair Market Value of all other securities or assets (determined as of the trading date immediately preceding the date on which they are received by the Initial SLP Stockholders), in each such case, paid to or received by the Initial SLP Stockholders prior to such date pursuant to (A) any dividends or distributions of cash and/or Marketable Securities by the Corporation or its Subsidiaries to the Initial SLP Stockholders in respect of their DHI Common Stock and/or equity securities of the Corporation’s Subsidiaries, (B) a transfer of equity securities of the Corporation and/or its Subsidiaries by the Initial SLP Stockholders to any Person and/or (C) a Qualified Sale Transaction; provided, that in the case of a Qualified Sale Transaction, if the Initial SLP Stockholders retain any portion of their DHI Common Stock and/or equity securities of the Corporation’s Subsidiaries following such Qualified Sale Transaction, the Fair Market Value of such portion immediately following such Qualified Sale Transaction (x) shall be deemed consideration paid to or received by the Initial SLP Stockholders for purposes of calculating the “Return,” and (y) shall be based on the per security price of such DHI Common Stock and/or equity securities of the Corporation’s Subsidiaries to be transferred or sold in such Qualified Sale Transaction, assuming (1) full payment of all fees and expenses payable by or on behalf of the Corporation or its Subsidiaries to any Person in connection therewith, including to any financial advisors, consultants, accountants, legal counsel and/or other advisors or representatives and/or otherwise payable, and (2) no earn-out payments, contingent payments (other than, in the case of a Qualified Sale Transaction, payments contingent upon the satisfaction or waiver of customary conditions to closing of such Qualified Sale Transaction), and/or deferred consideration, holdbacks and/or escrowed proceeds will be received by the Initial SLP Stockholders; provided, further, that notwithstanding anything herein to the contrary and for the avoidance of doubt, (i) all payments received by the Initial SLP Stockholders, or reimbursed or indemnified pursuant to this Certificate of Incorporation, the Bylaws, any stockholder agreement or any similar contractual arrangement, in each case, on account of the SLP Stockholders holding Securities, shall be disregarded and shall not be considered consideration paid to or received by the Initial SLP Stockholders for purposes of calculating the “Return” and (ii) in no event shall the reclassification of the Original Stock (as defined in the Corporation’s Fourth Amended and Restated Certificate of Incorporation) contemplated by Section 5.2(c) of the Corporation’s Fourth Amended and Restated Certificate of Incorporation be deemed to have resulted in any “Return.”

“Sale Transaction” means (i) any merger, consolidation, business combination or amalgamation of the Corporation or any Specified Subsidiary with or into any Person, (ii) the sale of DHI Common Stock and/or other voting equity securities of the Corporation that represent (A) a majority of the DHI Common Stock on a fully-diluted basis and/or (B) a majority of the aggregate voting power of the DHI Common Stock and/or (iii) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Corporation and its Subsidiaries’ assets (determined on a consolidated basis based on value) (including by means of merger, consolidation, other business combination, exclusive license, share exchange or other reorganization); provided, that in calculating the aggregate voting power of the DHI Common Stock for the purpose of clause (ii) of this definition of “Sale Transaction,” the voting power attaching to any shares of Class A Common Stock and/or Class B Common Stock that will convert into Class C Common Stock in connection with such transaction shall be determined as if such conversion had already taken place; provided, further, that in each case, any transaction solely between and among the Corporation and/or its wholly-owned Subsidiaries shall not be considered a Sale Transaction hereunder.

“Securities” means any equity securities of the Corporation, including any Preferred Stock, Common Stock, debt securities exercisable or exchangeable for, or convertible into equity securities of the Corporation, or any option, warrant or other right to acquire any such equity securities or debt securities of the Corporation.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“SLD Trust” means the Susan Lieberman Dell Separate Property Trust.

“SLP” means Silver Lake Management Company III, L.L.C., Silver Lake Management Company IV, L.L.C. and their respective affiliated management companies and investment vehicles.

“SLP III” means Silver Lake Partners III, L.P., a Delaware limited partnership.

“SLP Invested Amount” means an amount equal to the aggregate investment by the Initial SLP Stockholders (without duplication) on and after October 29, 2013 (including, without limitation, the Initial SLP Stockholders’ Investment and in connection with the Merger) in the equity securities of the Corporation and its Subsidiaries. For purposes of determining the SLP Invested Amount all payments made by the SLP Stockholders for which they are subsequently reimbursed or indemnified and for which they do not or did not purchase or acquire equity securities of the Corporation or its Subsidiaries shall be disregarded and shall not be considered payments made or investments in respect of the Initial SLP Stockholders’ investment in the Corporation and its Subsidiaries or their respective equity securities.

“SLP Stockholders” means, collectively, (a) SLP III, SLTI III, Silver Lake Partners IV, L.P., a Delaware limited partnership, Silver Lake Technology Investors IV, L.P., a Delaware limited partnership, and SLP Denali Co-Invest, L.P., a Delaware limited partnership, together with (b)(i) their respective Permitted Transferees that acquire Common Stock and (ii)(x) any Person or group of Affiliated Persons to whom the SLP Stockholders and their respective Permitted Transferees have transferred, at substantially the same time, an aggregate number of shares of DHI Common Stock greater than 50% of the outstanding shares of DHI Common Stock owned by the SLP Stockholders immediately following the closing of the Merger (as adjusted for any stock split, stock dividend, reverse stock split or similar event occurring after the closing of the Merger) and (y) any Permitted Transferees of such Persons specified in clause (x).

“SLTI III” means Silver Lake Technology Investors III, L.P., a Delaware limited partnership.

“Specified Subsidiaries” means any of (i) Intermediate, (ii) Dell, (iii) Denali Finance, (iv) Dell International (until such time as the MD Stockholders and the SLP Stockholders otherwise agree), (v) EMC, (vi) any successors and assigns of any of Intermediate, Dell, Denali Finance, Dell International (until such time as the MD Stockholders and the SLP Stockholders otherwise agree) and EMC, (vii) any other borrowers under the senior secured indebtedness and/or issuer of the debt securities, in each case, incurred or issued to finance the Merger and the transactions contemplated thereby and by the related transactions entered into in connection therewith and (viii) each intermediate entity or Subsidiary between the Corporation and any of the foregoing.

“Sponsor Stockholders” means, collectively, the MD Stockholders, the MSD Partners Stockholders and the SLP Stockholders.

“Stock Plan” means each of (i) the Dell 2012 Long-Term Incentive Plan, Dell 2002 Long-Term Incentive Plan, Dell 1998 Broad-Based Stock Option Plan, Dell 1994 Incentive Plan, Quest Software, Inc. 2008 Stock Incentive Plan, Quest Software, Inc. 2001 Stock Incentive Plan, Quest Software, Inc. 1999 Stock Incentive Plan, V-Kernel Corporation 2007 Equity Incentive Plan, and Force10 Networks, Inc. 2007 Equity Incentive Plan and (ii) such other equity incentive plans adopted, approved or entered into by the Corporation or its Subsidiaries pursuant to which the Corporation or its Subsidiaries have granted or issued Awards, including the Dell Technologies Inc. Amended and Restated 2013 Stock Incentive Plan.

“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity. Notwithstanding the foregoing, VMware and its subsidiaries shall not be considered Subsidiaries of the Corporation and its Subsidiaries for so long as VMware is not a direct or indirect wholly-owned subsidiary of the Corporation.

“Tax Event” means receipt by the Corporation of an opinion in writing of its tax counsel to the effect that, as a result of (i) (a) any amendment or change to the Internal Revenue Code of 1986, as amended, or any other federal income tax statute, (b) any amendment or change to the Treasury Regulations (including the issuance or promulgation of temporary regulations), (c) any administrative pronouncement or other ruling or guidance (including guidance from the Internal Revenue Service or the U.S. Department of Treasury) published in the Internal Revenue Bulletin that applies, advances or articulates a new or different interpretation or analysis of federal income tax law or (d) any decision in regards to U.S. federal tax law of a U.S. federal court that has not been reversed by a higher federal court that applies, advances or articulates a new or different interpretation or analysis of federal income tax law, or (ii) a proposed amendment, modification, addition or change in or to the provisions of, or in the interpretation of, U.S. federal income tax law or regulations contained in legislation proposed by Congress or administrative notice or pronouncement published in the Internal Revenue Bulletin, it is more likely than not that (A) the Class V Common Stock is not, or at any time in the future will not be, treated solely as common stock of the Corporation and such treatment would subject the Corporation or its Subsidiaries to the imposition of material tax or other material adverse tax consequences or (B) the issuance or existence of any Class V Common Stock would subject the Corporation or its Subsidiaries to the imposition of material tax or other material adverse tax consequences.

For purposes of rendering such opinion, tax counsel shall assume that any legislative or administrative proposals will be adopted or enacted as proposed.

“Trading Day” means each day on which the relevant share or security is traded on the New York Stock Exchange or the Nasdaq Stock Market.

“Transfer” or “transfer” means, with respect to any Security, the direct or indirect offer, sale, exchange, pledge, hypothecation, mortgage, gift, transfer or other disposition or distribution of such Security by the holder thereof or by its representative, and whether voluntary or involuntary or by operation of law including by merger or otherwise (or the entry into any agreement with respect to any of the foregoing); provided, however, that no (i) conversion of

Class A Common Stock and/or Class B Common Stock into Class C Common Stock pursuant to Section 5.2, (ii) conversion of Class D Common Stock into Class C Common Stock pursuant to Section 5.2 nor (iii) redemption of any share of Preferred Stock shall, in each case, constitute a Transfer.

“VMware” means VMware, Inc., a Delaware corporation.

“VMware Notes” means each of (A) the $680,000,000 Promissory Note due May 1, 2018, issued by VMware in favor of EMC, (B) the $550,000,000 Promissory Note, due May 1, 2020, issued by VMware in favor of EMC and (C) the $270,000,000 Promissory Note due December 1, 2022, issued by VMware in favor of EMC.

[Remainder of Page Intentionally Left Blank]

Exhibit B

Form of Second Amended and Restated Bylaws of the Company

SECOND AMENDED AND RESTATED

BYLAWS

OF

DELL TECHNOLOGIES INC.

(Effective [•], 2018)

ARTICLE I

OFFICES

SECTION 1.01 Registered Office. The registered office and registered agent of Dell Technologies Inc. (the “Corporation”) shall be as set forth in the Amended and Restated Certificate of Incorporation (as defined below). The Corporation may also have offices in such other places in the United States or elsewhere (and may change the Corporation’s registered agent) as the board of directors of the Corporation (the “Board of Directors”) may, from time to time, determine or as the business of the Corporation may require as determined by any officer of the Corporation.

ARTICLE II

STOCKHOLDERS

SECTION 2.01 Annual Meetings. Annual meetings of stockholders may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and state in the notice of meeting. The Board of Directors may, in its sole discretion, determine that meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.11 of these Bylaws in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

SECTION 2.02 Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board of Directors or by directors representing a majority of the voting power of the Board of Directors, and shall be called by the Chief Executive Officer, President or Secretary of the Corporation (the “Secretary”) upon the written request of stockholders, stating the purpose or purposes of the meeting, signed by the holders of at least fifty percent (50%) of the voting power of the issued and outstanding stock entitled to vote at such meeting. Special meetings may be held at such place, if any, either within or without the State of Delaware and at such time and date as the Board of Directors shall determine and state in the notice of meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously called by the Board of Directors.

SECTION 2.03 Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) as provided in the MD Stockholder Agreement, dated as of [•], 2018 between the Corporation and the stockholders party thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “MD Stockholders Agreement”), the SLP Stockholders Agreement, dated as of [•], 2018 between the Corporation and the stockholders party thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “SLP Stockholders

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Agreement” and together with the MD Stockholders Agreement, the “Sponsor Stockholders Agreements”), and the Corporation’s amended and restated certificate of incorporation as then in effect (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Amended and Restated Certificate of Incorporation”), (b) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.04 of these Bylaws, (c) by or at the direction of the Board of Directors or any authorized committee thereof, or (d) by any stockholder of the Corporation who is entitled to vote at the meeting, who, subject to paragraph (C)(4) of this Section 2.03, complied with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 2.03 and who is a stockholder of record both at the time such notice is delivered to the Secretary and on the record date for the meeting.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (d) of paragraph (A)(1) of this Section 2.03, the stockholder must have given timely notice thereof in writing to the Secretary, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Notwithstanding anything in this Section 2.03(A)(2) to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) calendar days prior to the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

(3) Such stockholder’s notice shall set forth (a) in the case where a stockholder proposes to nominate an individual for election or re-election as a member of the Board of Directors, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (ii) a representation that the stockholder is a holder of record at the time of the giving of the notice and will be entitled to vote at such meeting (A) the requisite shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class V Common Stock (each as defined in the Amended and Restated Certificate of Incorporation) if the nominee is nominated to be a Group I Director (as defined in the Amended and Restated Certificate of Incorporation), (B) the requisite shares of Class A Common Stock if the nominee is nominated to be a Group II Director (as defined in the Amended and Restated Certificate of Incorporation), (C) the requisite shares of Class B Common Stock if the nominee is nominated to be a Group III Director (as defined in the Amended and Restated Certificate of Incorporation), and/or (D) the requisite shares of Class C Common Stock if the nominee is nominated to be a Group IV Director (as defined in the Amended and Restated Certificate of Incorporation); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the

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stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group that will (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, (v) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation and (vi) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (d) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (e) a description of any agreement, arrangement or understanding (including any contract to purchase or sell, the acquisition or grant of any option, right or warrant to purchase or sell or any swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(3) or paragraph (B) of this Section 2.03) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof). The foregoing notice requirements of this Section 2.03 shall be deemed satisfied by a stockholder with respect to business other than a nomination of a person for election to the Board of Directors if the stockholder has notified the Corporation of the stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) as provided in the Sponsor Stockholders Agreements and the Amended and Restated Certificate of Incorporation, (2) by or at the direction of the Board of Directors or any

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committee thereof or (3) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who (subject to paragraph (C)(4) of this Section 2.03) complies with the notice procedures set forth in this Section 2.03 and who is a stockholder of record both at the time such notice is delivered to the Secretary and on the record date for the meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by paragraph (A)(2) of this Section 2.03 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General. (1) Except as provided in paragraph (C)(4) of this Section 2.03, only such persons who are nominated in accordance with the procedures set forth in this Section 2.03 or the Sponsor Stockholders Agreements shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.03. Except as otherwise provided by applicable law, the Amended and Restated Certificate of Incorporation or these Bylaws, the chairman of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants and on stockholder approvals. Notwithstanding the foregoing provisions of this Section 2.03, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.03, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(2) Whenever used in these Bylaws, “public announcement” shall mean disclosure (a) in a press release released by the Corporation, provided that such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

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(3) Notwithstanding the foregoing provisions of this Section 2.03, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.03; provided, however, that, to the fullest extent permitted by applicable law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws (including paragraphs (A)(1)(d) and (B) hereof), and compliance with paragraphs (A)(1)(d) and (B) of this Section 2.03 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of paragraph (C)(3) of this Section 2.03, business other than nominations brought properly under and in compliance with Rule 14a-8 under the Exchange Act, as may be amended from time to time). Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation to elect directors under specified circumstances.

(4) Notwithstanding anything to the contrary contained in this Section 2.03, (a) for as long as the MD Stockholders Agreement remains in effect with respect to the MD Stockholders (as defined in the Amended and Restated Certificate of Incorporation), the MD Stockholders shall not be subject to the notice procedures set forth in paragraph (A)(2), (A)(3) or (B) of this Section 2.03 with respect to any annual or special meeting of stockholders and (b) for as long as the SLP Stockholders Agreement remains in effect with respect to the SLP Stockholders (as defined in the Amended and Restated Certificate of Incorporation), the SLP Stockholders shall not be subject to the notice procedures set forth in paragraph (A)(2), (A)(3) or (B) of this Section 2.03 with respect to any annual or special meeting of stockholders.

SECTION 2.04 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission, in the manner provided in Section 232 of the DGCL, of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically by the Secretary to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by applicable law, the Amended and Restated Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

SECTION 2.05 Quorum. Unless otherwise required by applicable law, the Amended and Restated Certificate of Incorporation or the rules of any stock exchange upon which the Corporation’s securities are listed, the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.

SECTION 2.06 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in any manner provided by applicable law, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Unless required by the Amended and Restated Certificate of Incorporation or applicable law, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such a proxy. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of the shares of stock present in

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person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Amended and Restated Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing sentence and subject to the Amended and Restated Certificate of Incorporation, all elections of directors shall be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

SECTION 2.07 Chairman of Meetings. The Chairman of the Board of Directors, if one is elected, or, in his or her absence or upon his or her disability, a person designated by the Board of Directors shall be the chairman of the meeting and, as such, preside at all meetings of the stockholders.

SECTION 2.08 Secretary of Meetings. The Secretary shall act as secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the chairman of the meeting shall appoint a person to act as secretary at such meetings.

SECTION 2.09 Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote only to the extent permitted by and in the manner provided in the Amended and Restated Certificate of Incorporation and in accordance with the DGCL.

SECTION 2.10 Adjournment. At any meeting of stockholders of the Corporation, if less than a quorum be present, the chairman of the meeting or stockholders holding a majority in voting power of the shares of stock of the Corporation, present in person or by proxy and entitled to vote thereat on the matters in question, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

SECTION 2.11 Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(a)	participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that

(i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

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SECTION 2.12 Inspectors of Election. The Corporation may, and shall if required by applicable law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.01 Powers. Except as otherwise provided by the Amended and Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by the DGCL or the Amended and Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 3.02 Number and Term; Chairman. The Board of Directors shall consist of such number of directors, not less than three (3) nor more than twenty-one (21), as shall from time to time be fixed by resolution of the Board of Directors, subject to the provisions of the Amended and Restated Certificate of Incorporation and the Sponsor Stockholders Agreements; provided, however, that (a) the number of Group IV Directors shall be one (1) and (b) the number of Group I Directors shall not be less than three (3) nor more than twenty (20). The term of each director shall be as set forth in the Amended and Restated Certificate of Incorporation. Directors need not be stockholders. The Board of Directors shall elect a Chairman of the Board of Directors, who shall have the powers and perform such duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors at which he or she is present. If the Chairman of the Board of Directors is not present at a meeting of the Board of Directors, directors representing a majority of the voting power of the directors present at such meeting shall elect one (1) of their members to preside.

SECTION 3.03 Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation or the Secretary. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

SECTION 3.04 Removal. Directors of the Corporation may be removed in the manner provided in the Amended and Restated Certificate of Incorporation and the DGCL.

SECTION 3.05 Vacancies and Newly Created Directorships. Except as otherwise provided by applicable law, vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Amended and Restated Certificate of Incorporation and the Sponsor Stockholders Agreements. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

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SECTION 3.06 Meetings. Regular meetings of the Board of Directors may be held at such places and times as shall be determined from time to time by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors and shall be called by the Chief Executive Officer or the Secretary if directed by directors representing a majority of the voting power of the Board of Directors, and any such meeting shall be at such place, date and time as may be fixed by the person or persons at whose direction the meeting is called. Notwithstanding the foregoing, to the extent the Group II Directors and/or the Group III Directors are permitted or required to approve any matter or take any action without the participation of any other members of the Board of Directors, a special meeting may be called by members representing a majority of the voting power of all Group II Directors and/or Group III Directors, as the case may be. Notice need not be given of regular meetings of the Board of Directors. At least forty-eight (48) hours before each special meeting of the Board of Directors, either written notice, notice by electronic transmission or oral notice (either in person or by telephone) of the time, date and place of the meeting shall be given to each director entitled to attend such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

SECTION 3.07 Quorum, Voting and Adjournment. Unless otherwise provided in the Amended and Restated Certificate of Incorporation, the attendance as contemplated in any manner permitted by the DGCL, of (A) members of the Board of Directors who are entitled to vote a majority of the aggregate number of votes of the total number of directors of the Board of Directors, (B) at least one of the Group II Directors for so long as the MD Stockholders (as defined in the Amended and Restated Certificate of Incorporation) are entitled to nominate at least one such director and (C) at least one of the Group III Directors for so long as the SLP Stockholders are entitled to nominate at least one such director shall constitute a quorum for the transaction of business of the Board of Directors, and the affirmative vote of a majority of the aggregate number of votes of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Notwithstanding the immediately preceding sentence, but subject to this Section 3.07, if a quorum does not exist at any meeting of a Board of Directors due solely to the lack of attendance of at least one Group II Director and/or one Group III Director at a properly called meeting of the Board of Directors, (x) such meeting shall be adjourned and, following notice to all members of the Board of Directors in accordance with Section 3.06 as if such adjournment were a newly called special meeting, recalled for the same purpose on a date not less than four (4) calendar days (or two (2) calendar days solely in the event that a bona fide emergency would result in a material adverse effect on the Corporation and its Subsidiaries (as defined in the Amended and Restated Certificate of Incorporation), taken as a whole) and not more than ten (10) calendar days from the date of adjournment, and (y) the attendance of at least one Group II Director and one Group III Director shall not be required to establish a quorum for such recalled meeting (so long as the purpose and agenda of such recalled meeting are identical to those of the adjourned meeting and no matters not set forth on such agenda are considered at such meeting, and so long as a quorum is otherwise present at such recalled meeting); provided that in no event may such adjourned meeting be convened unless there are present directors entitled to cast at least one-third of the aggregate number of votes of the total number of directors of the Board of Directors. Each director shall be entitled to a number of votes as determined pursuant to the Amended and Restated Certificate of Incorporation.

SECTION 3.08 Action Without a Meeting. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed in the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.09 Remote Meeting. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting.

SECTION 3.10 Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity. Notwithstanding the foregoing, the Corporation shall reimburse the Sponsor Stockholders in connection with meetings of the Board of Directors and its committees as provided in the Sponsor Stockholders Agreements.

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SECTION 3.11 Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV

COMMITTEES

SECTION 4.01 Committees; Committee Rules. Subject to the provisions of the Sponsor Stockholders Agreements, the Board of Directors may designate from time to time one or more committees, including, without limitation, an Audit Committee, a Capital Stock Committee and such other committees as may be required by the Sponsor Stockholders Agreements, each such committee to consist of one or more of the directors of the Corporation, in each case subject to the provisions of the Sponsor Stockholders Agreements. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee, in each case subject to the provisions of the Sponsor Stockholders Agreements. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee and consistent with the provisions of the Sponsor Stockholders Agreements, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any Bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee and in each case consistent with the provisions of the Sponsor Stockholders Agreements. Unless otherwise provided in such a resolution, the presence of directors representing a majority of the voting power of the members of the committee shall be necessary to constitute a quorum, provided that (i) if a committee has one or more Group II Directors as its members, the presence of at least one Group II Director shall be necessary to constitute a quorum and (ii) if a committee has one or more Group III Directors as its members, the presence of at least one Group III Director shall be necessary to constitute a quorum; and, unless otherwise provided in these Bylaws or the Sponsor Stockholders Agreements, all matters shall be determined by a vote of members representing a majority of the voting power of the members present at a meeting of the committee at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member consistent with the provisions of the Sponsor Stockholders Agreements.

SECTION 4.02 Capital Stock Committee. For so long as any shares of Class V Common Stock remain outstanding, the Board of Directors shall maintain a Capital Stock Committee, which committee shall consist of at least three members, and shall at all times be composed of directors a majority of whom the Board of Directors has determined satisfy the independence requirements required to serve on the audit committee of a company listed on the principal securities exchange on which the Class V Common Stock is listed or, if the Class V Common Stock is not so listed, then of a company listed on the New York Stock Exchange. Each member of the Capital Stock Committee shall have one vote on all matters to come before the committee.

The Capital Stock Committee shall have and may exercise such powers, authority and responsibilities as may be granted by the Board of Directors in connection with the adoption of general policies governing the relationship between business groups or otherwise, including such powers, authority and responsibilities as are granted by the

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Board of Directors with respect to, among other things: (a) the business and financial relationships between the DHI Group (or any business or subsidiary allocated thereto) and the Class V Group (or any business or subsidiary allocated thereto) and (b) any matters arising in connection therewith. In addition, the Board of Directors shall not approve any (i) investment made by or attributed to the Class V Group, including any investment of any dividends received on the VMware, Inc. shares attributed to the Class V Group, other than (A) investments made by VMware, Inc. or (B) any reallocation related to the Retained Interest Dividend Amount or Retained Interest Redemption Amount, (ii) allocation of any acquired assets, businesses or liabilities to the Class V Group, (iii) allocation or reallocation of any assets, businesses or liabilities from one Group to the other (other than a pledge of any assets of one Group to secure obligations of the other, or any foreclosure on the assets subject to such a pledge), or (iv) resolution, or the submission to the shareholders of the Company of any resolution, setting forth an amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class V Common Stock or any series thereof at any time the common stock of VMware, Inc. is publicly traded on a U.S. securities exchange and VMware, Inc. is required to file reports under Sections 13 and 15(d) of the Exchange Act, in the case of each of clause (i)-(iv), without the consent of the Capital Stock Committee. Any Board of Directors determination to amend, modify or rescind such general policies shall be effective only with the approval of the Capital Stock Committee.

Notwithstanding anything to the contrary contained herein, for so long as any shares of Class V Common Stock remain outstanding, this Section 4.02 shall not be amended or repealed (A) by the stockholders of the Corporation unless such action has received the affirmative vote of the holders of record (other than shares held by the Corporation’s Affiliates (as defined in the Amended and Restated Certificate of Incorporation), as of the record date for the meeting at which such vote is taken, of (i) Class V Common Stock representing a majority of the aggregate voting power (other than shares held by the Corporation’s Affiliates) of Class V Common Stock present, in person or by proxy, at such meeting and entitled to vote thereon voting together as a separate class and (ii) Common Stock representing a majority of the aggregate voting power of Common Stock present, in person or by proxy, at such meeting and entitled to vote thereon or (B) by any action of the Board of Directors.

For purposes of this Section 4.02, all capitalized terms used in this Section 4.02 but not defined herein shall have the respective meanings assigned thereto in the Amended and Restated Certificate of Incorporation.

ARTICLE V

OFFICERS

SECTION 5.01 Number. The officers of the Corporation shall include a Chief Executive Officer (who shall also be President for the purpose of the DGCL, unless otherwise determined by the Board of Directors), a Chief Financial Officer, a Chief Legal Officer or General Counsel and a Secretary, each of whom shall be elected by the Board of Directors and who shall hold office for such terms as shall be determined by the Board of Directors and until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board of Directors may elect one or more Vice Presidents, including one or more Executive Vice Presidents, Senior Vice Presidents, a Treasurer and one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person.

SECTION 5.02 Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors. The Board of Directors may appoint one or more officers called a Vice Chairman, each of whom does not need to be a member of the Board of Directors.

SECTION 5.03 Chief Executive Officer. The Chief Executive Officer shall have general executive charge, management and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. The selection of the Chief Executive Officer shall be subject to the provisions of the Amended and Restated Certificate of Incorporation and the Sponsor Stockholders Agreements.

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SECTION 5.04 President/Vice Presidents. The President and each Vice President, if any are elected (of whom one or more may be designated an Executive Vice President or Senior Vice President), shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors.

SECTION 5.05 Chief Financial Officer. The Chief Financial Officer shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors.

SECTION 5.06 Chief Legal Officer/General Counsel. The Chief Legal Officer or General Counsel shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors.

SECTION 5.07 Treasurer. The Treasurer shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or its designees selected for such purposes. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor. He or she shall render to the Chief Executive Officer and the Board of Directors, upon their request, a report of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

In addition, the Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him or her by the Chief Executive Officer or the Board of Directors.

SECTION 5.08 Secretary. The Secretary shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept properly; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Chief Executive Officer or the Board of Directors.

SECTION 5.09 Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Chief Executive Officer or the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Chief Executive Officer or the Board of Directors.

SECTION 5.10 Corporate Funds and Checks. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors or its designees selected for such purposes. All checks or other orders for the payment of money shall be signed by the Chief Executive Officer, a Vice President, the Treasurer or the Secretary or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.

SECTION 5.11 Contracts and Other Documents. The Chief Executive Officer, the Secretary and such other officer or officers as may from time to time be authorized by the Chief Executive Officer, the Board of Directors or any other committee given specific authority by the Board of Directors during the intervals between the meetings of the Board of Directors to authorize such action, shall each have the power to sign and execute on behalf of the Corporation deeds, conveyances, contracts and any and all other documents requiring execution by the Corporation.

SECTION 5.12 Ownership of Securities of Another Entity. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, a Vice President, the Treasurer or the Secretary, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of securityholders of any entity in which the Corporation holds securities or equity interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation, in each case consistent with the provisions of the Sponsor Stockholders Agreements.

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SECTION 5.13 Delegation of Duties. In the absence or upon the disability or refusal of any officer to exercise and perform his or her duties, the Board of Directors may delegate to another officer such powers or duties.

SECTION 5.14 Resignation and Removal. Subject to the provisions of the Amended and Restated Certificate of Incorporation, any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed under Section 3.03.

SECTION 5.15 Vacancies. The Board of Directors shall have the power to fill vacancies occurring in any office.

ARTICLE VI

STOCK

SECTION 6.01 Shares With Certificates. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, (a) the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number and class of shares of stock of the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

SECTION 6.02 Shares Without Certificates. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the DGCL, shall, within a reasonable time after the issue or transfer of shares without certificates, send the stockholder a written statement of the information required by the DGCL. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided that the use of such system by the Corporation is permitted in accordance with applicable law.

SECTION 6.03 Transfer of Shares. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives in the manner prescribed by law, the Amended and Restated Certificate of Incorporation, these Bylaws and the Sponsor Stockholders Agreements, upon surrender to the Corporation by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation.

SECTION 6.04 Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond, in such sum as the Corporation may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new

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certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated upon the surrender by such owner of such mutilated certificate and, if required by the Corporation, the posting of a bond by such owner in an amount sufficient to indemnify the Corporation against any claim that may be made against it in connection therewith.

SECTION 6.05 List of Stockholders Entitled To Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then, in addition to the foregoing requirements, a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then, in addition to the foregoing requirements, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5.05 or to vote in person or by proxy at any meeting of stockholders.

SECTION 6.06 Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Unless otherwise restricted by the Amended and Restated Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than

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ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by applicable law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by applicable law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

SECTION 6.07 Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, to the fullest extent permitted by applicable law, the Corporation may treat the registered owner of such share or shares as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares. To the fullest extent permitted by applicable law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VII

NOTICE AND WAIVER OF NOTICE

SECTION 7.01 Notice. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

SECTION 7.02 Waiver of Notice. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01 Right to Indemnification. Each person who was or is a party, is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including any and all appeals (hereinafter a “proceeding”), by reason of the fact that he or she is or was or has agreed to become a director or an officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (each, a “Person”), or by reason of any action alleged to have been taken or omitted by such person in any such capacity or in any other capacity while serving or having agreed to serve as a director, officer, employee or agent (hereinafter an “indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment), from and against all loss and liability suffered and expenses (including, without limitation, attorneys’ fees, costs and expenses), judgments, fines ERISA excise taxes or penalties and amounts paid or to be paid in settlement actually and reasonably incurred by or on behalf of an indemnitee in connection with such action, suit or proceeding, including any appeals or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has

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ceased to serve in the capacity which initially entitled such indemnitee to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 8.03 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors; provided, further, that the Corporation shall not be obligated under this Section 8.01: (a) to indemnify an indemnitee under these Bylaws for any amounts paid in settlement of an action, suit or proceeding unless the Corporation consents to such settlement, which consent shall not be unreasonably withheld, delayed or conditioned, or (b) to indemnify an indemnitee for any disgorgement of profits made from the purchase or sale by indemnitee of securities of the Corporation under Section 16(b) of the Exchange Act.

In addition, subject to Section 8.04, the Corporation shall not be liable under this Article VIII to make any payment of amounts otherwise indemnifiable hereunder (including, without limitation, judgments, fines and amounts paid in settlement) if and to the extent that the indemnitee has otherwise actually received such payment under this Article VIII or any insurance policy, contract, agreement or otherwise.

SECTION 8.02 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.01, an indemnitee shall also have the right, to the fullest extent permitted by the DGCL, to be paid by the Corporation the expenses (including attorney’s fees, costs and expenses) incurred by the indemnitee in appearing at, participating in or defending, or otherwise arising out of or related to, any action, suit or proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VIII pursuant to Section 8.03 (hereinafter an “advancement of expenses”); provided, however, that,

(a) if the DGCL requires or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay any amounts so advanced (without interest) to the extent that it is determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Sections 8.01 and 8.02 or otherwise;

(b) with respect to any action suit or proceeding of which the Corporation is so notified, the Corporation shall be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to indemnitee, upon the delivery to indemnitee of written notice of its election to do so.

SECTION 8.03 Right of Indemnitee to Bring Suit. In the event that (i) following a final adjudication, the Corporation determines in accordance with this Article VIII that the indemnitee is not entitled to indemnification, (ii) following a final adjudication, the Corporation denies a request for indemnification, in whole or in part, or fails to respond or make a determination of entitlement to indemnification within thirty (30) days following receipt of a request for indemnification as described above, (iii) payment of a claim under Section 8.01 or 8.02 is not paid in full by the Corporation within (a) ninety (90) days after a written claim for indemnification has been received by the Corporation following a final adjudication or (b) fifteen (15) days after a written claim for an advancement of expenses has been received by the Corporation or (iv) any other person takes or threatens to take any action designed to deny, or to recover from, the indemnitee the benefits provided or intended to be provided to the indemnitee under this Article VIII, the indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses, as applicable. To the fullest extent permitted by applicable law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense (including attorneys’ fees, costs and expenses) of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder following a final adjudication (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that,

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the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or the Corporation’s stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or the Corporation’s stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

SECTION 8.04 Indemnification Not Exclusive. (a) The provisions for indemnification to or the advancement of expenses and costs to any indemnitee under this Article VIII, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article VIII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by applicable law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, the Amended and Restated Certificate of Incorporation, other agreements or arrangements, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

(b) Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the indemnitee as a director and/or officer of the Corporation at the request of the indemnitee-related entities (as defined below), or by reason of any action alleged to have been taken or omitted in any such capacity, the Corporation shall be fully and primarily responsible for payments to the indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of (i) the DGCL, (ii) the Amended and Restated Certificate of Incorporation, (iii) this Article VIII, (iv) any other agreement between the Corporation or any of the Corporation’s Affiliates (as defined in the Amended and Restated Certificate of Incorporation) and the indemnitee pursuant to which the indemnitee is indemnified, (v) the laws of the jurisdiction of incorporation or organization of the Corporation or any of its Affiliates and/or (vi) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of the Corporation or any of its Affiliates irrespective of any right of recovery the indemnitee may have from the indemnitee-related entities. Under no circumstance shall the Corporation or any of its Affiliates be entitled to any right of subrogation or contribution by the indemnitee-related entities and no right of advancement or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation or any of its Affiliates hereunder. In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Corporation, and the indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 8.04(b) and entitled to enforce this Section 8.04(b).

For purposes of this Section 8.04(b), the following terms shall have the following meanings:

(1) The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

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(2) The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the Corporation and any indemnity-related entity pursuant to the DGCL, any agreement with and/or any certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

SECTION 8.05 Nature of Rights. The rights conferred upon indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

SECTION 8.06 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. Subject to Section 8.04, in the event of any payment by the Corporation under this Article VIII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee with respect to any insurance policy or any other indemnity agreement covering the indemnitee. The indemnitee shall execute all papers required and take all reasonable action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Corporation shall pay or reimburse all expenses actually and reasonably incurred by the indemnitee in connection with such subrogation.

SECTION 8.07 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation, individually or as a group, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 8.08 Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

SECTION 9.02 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

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SECTION 9.03 Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall consist of the 52- or 53-week period ending on the Friday nearest January 31.

SECTION 9.04 Construction; Section Headings. For purposes of these Bylaws, unless the context otherwise requires, (i) references to “Articles” and “Sections” refer to articles and sections of these Bylaws and (ii) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

SECTION 9.05 Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Amended and Restated Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE X

AMENDMENTS

SECTION 10.01 Amendments. Subject to any approvals required by the Sponsor Stockholders Agreements or Section 4.02 herein, the Board of Directors is authorized to make, alter, amend, repeal and rescind, in whole or in part, these Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Amended and Restated Certificate of Incorporation.

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Exhibit B

Name of Stockholder	Class V Common Stock (as of the Record Date)	Class V Common Stock (as of the Date Hereof)
Dodge & Cox	15,344,924	15,346,868

Exhibit C

Stockholder Quote

Charles Pohl, Chairman of Dodge and Cox, said: “We believe the revised terms announced today align with the best interests of all Class V shareholders. They offer a significantly increased cash consideration and the opportunity to realize long-term potential upside through ongoing ownership of Dell Technologies.”